                MASTER PROCESS DEVELOPMENT AND SUPPLY AGREEMENT*


         This MASTER PROCESS DEVELOPMENT AND SUPPLY AGREEMENT (the "Agreement") is made this 6th day of September, 1996 (the "Effective Date"), between HOECHST CELANESE CORPORATION, a Delaware corporation with its principal office at 1041 Route 202-206, Box 2500, Somerville, New Jersey, 08876 ("HCC") and PHARMACYCLICS, INC., a Delaware corporation with its principal office at 995 E. Arques Avenue, Sunnyvale, California 94086- 4521 ("Pharmacyclics"). HCC and Pharmacyclics are sometimes referred to herein individually as a "Party" and collectively as the "Parties", and references to "HCC" and "Pharmacyclics" shall include their respective Affiliates.


                                   WITNESSETH

         WHEREAS, HCC, among other things, manufactures, or is capable of manufacturing, various bulk pharmaceutical substances in accordance with current Good Manufacturing Practices (as such term is defined below); and

         WHEREAS, Pharmacyclics desires to have one or more compounds of the general class known as "texaphyrins" manufactured in bulk form by HCC; and

         WHEREAS, HCC and Pharmacyclics each wish to commit resources for manufacturing process development and the manufacture of such texaphyrin compounds as may be selected by the Parties from time to time pursuant to the procedures set forth in this Agreement; and

         WHEREAS, HCC and Pharmacyclics intend that the terms and conditions of this Agreement shall govern the general manufacturing process development and the manufacture of such texaphyrin compounds and that specific terms relating to each texaphyrin compound to be manufactured hereunder, such as price and specifications with respect to such texaphyrin compound, shall be set forth in appendices to this Agreement, to be added to this Agreement from time to time upon mutual agreement of the Parties.

         NOW, THEREFORE, HCC and Pharmacyclics agree as follows:


                                   ARTICLE 1.
                                  DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth below:

         1.1 "Affiliates" shall mean any entity or person which controls, is controlled by or is under common control with either Party. For purposes of this Section 1.1, "control" shall mean (a) in the case of corporate entities, the direct or indirect ownership of at least one-half

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                                       1.

of the stock or participating shares entitled to vote for the election of directors, and (b) in the case of a partnership, the power to direct the management and policies of such partnership.

         1.2 "Applicable Foreign Jurisdiction" shall mean, for each Drug Substance, each country or other jurisdiction set forth on the applicable Drug Substance Appendix.

         1.3     "current Good Manufacturing Practices" or "cGMP" shall mean:
(i) the good manufacturing practices required by the FDA and set forth in the FD&C Act or FDA regulations, policies, or guidelines in effect at a particular time, for the manufacture and testing of pharmaceutical materials as applied to bulk pharmaceuticals, and (ii) the corresponding requirements of each Applicable Foreign Jurisdiction.

         1.4 "Drug Substance" shall mean a bulk form of a pharmaceutical compound from the family of compounds generally known as "texaphyrins" that is identified as a "Drug Substance" on a Drug Substance Appendix attached to and made part of this Agreement and that is manufactured by HCC under this Agreement.

         1.5     "Drug Substance Appendix" shall have the meaning set forth in
Section 2.1.

         1.6 "Drug Substance Batch" shall mean a production batch of a given Drug Substance manufactured in bulk form hereunder. The applicable batch size(s), in kilograms, for each Drug Substance shall be agreed to by the Parties and set forth on the corresponding Drug Substance Appendix.

         1.7     "FDA" shall mean the United States Food and Drug
Administration.

         1.8 "FD&C Act" shall mean the United States Federal Food, Drug and Cosmetic Act, as amended.

         1.9 "Gd-Tex" shall mean the Texaphyrin compound incorporating gadolinium and having the structure and the International Union of Pure and Applied Chemistry ("IUPAC") name shown in Exhibit 1.9.

         1.10 "Governmental Entity" shall mean the FDA and any other applicable national, supra-national (e.g. the European Commission or the Council of the European Union), state or local regulatory agency, department, bureau, commission, council or other governmental entity in the United States or any other Applicable Foreign Jurisdiction.

         1.11    "Gross Margin" shall be calculated on a Product
Unit-by-Product Unit basis for each calendar quarter during the term of this Agreement and shall equal X minus Y, where

         X equals the Product Unit Sales Price for such Product Unit and

         Y equals the Purchase Price (as defined in Section 10.2(b)) for the Drug Substance contained in such Product Unit.





                                       2.

For purposes of calculating Gross Margin, the Purchase Price for the Drug Substance contained in each Product Unit shall be calculated by multiplying the Purchase Price for the full Shipment Lot containing such Drug Substance by the ratio of the total weight (in kilograms) of the Drug Substance contained in such Product Unit to the total weight (in kilograms) of the full Shipment Lot.

         1.12    "HCC Manufacture Site" shall have the meaning set forth in
Section 2.7.

         1.13    "HCC Inventory Site" shall have the meaning set forth in
Article 8.

         1.14 "HCC Technology" shall mean any patents covering the manufacture of any Drug Substance and any trade secrets or know-how related thereto for which HCC has or acquires, during the term of this Agreement, ownership, co-ownership or the right to grant a license or sublicense, excluding any licenses granted by Pharmacyclics.

         1.15 "HCCOGS" shall mean, for each Drug Substance Batch, (X) the actual direct costs to HCC of manufacturing such Drug Substance Batch, including depreciation but excluding the cost of raw materials, packaging materials and waste disposal, all in accordance with United States Generally Accepted Accounting Principles and the normal accounting practices for all other pharmaceutical products manufactured in the applicable facility (the
"Direct Costs") plus (Y) an amount equal to [        *         ] of the Direct
Costs for such Drug Substance Batch (the "Estimated Overhead"), plus (Z) the cost of raw materials, packaging materials and waste disposal, as applicable. The Estimated Overhead is intended by the Parties to compensate HCCOGS for any indirect and overhead costs allocable to the manufacture of Drug Substance and therefore the Direct Costs ((X) in the preceding sentence) shall not include any indirect costs or overhead.

         For purposes of this Agreement, if the HCCOGS is to be calculated for some quantity of Drug Substance (e.g., a Shipment Lot) that is less than the full Drug Substance Batch from which such quantity of Drug Substance was derived, the HCCOGS for such lesser quantity of Drug Substance shall be calculated by multiplying the HCCOGS for such full Drug Substance Batch by the ratio of the total weight (in kilograms) of such lesser quantity of Drug Substance to the total weight (in kilograms) of the full Drug Substance Batch.

         1.16 "INDA" shall mean an Investigational New Drug Application, as defined in FDA regulations, as amended from time to time.

         1.17 "Intermediate" shall mean, for each Drug Substance, any texaphyrin precursor or precursors used in the manufacture of such Drug Substance as identified on the applicable Drug Substance Appendix.

         1.18 "Licensed Technology" shall mean any patents covering the manufacture of any Drug Substance and any trade secrets and know-how related thereto for which Pharmacyclics has or acquires, during the term of this Agreement, ownership, co-ownership or the right to grant a license or sublicense. "Licensed Technology" shall include any rights relating to the

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                                       3.

manufacture of any Drug Substance for which Pharmacyclics has or acquires, during the term of this Agreement, the right to grant a sublicense under certain University of Texas patents and technology, including, but not limited to, those specifically listed on Exhibit 1.18, or any other third party patents and technology.

         1.19 "Lu-Tex" shall mean the Texaphyrin compound incorporating lutetium and having the structure and the IUPAC name shown in Exhibit 1.19.

         1.20 "MOU" shall mean the Memorandum of Understanding, dated as of October 5, 1995, between the Parties.

         1.21 "NDA" shall mean a New Drug Application, as defined in the FD&C Act and applicable regulations promulgated thereunder, as amended from time to time.

         1.22 "Net Product Sales" shall mean the gross receipts actually received by Pharmacyclics from sales of the Product to third party customers for commercial use, less the following deductions to the extent actually incurred or paid by Pharmacyclics with respect to such Product:

                 (a) amounts repaid or credited by reason of rejections, recalls or returns;

                 (b) taxes (other than franchise or income taxes on the income of Pharmacyclics) and custom duties directly related to such sale;

                 (c)      transportation and delivery charges; and

                 (d)      rebates, samples, reserves, discounts and allowances.

Amounts received by Pharmacyclics or its Affiliates for the sale of the Product among Pharmacyclics or its Affiliates whether for their internal use or for resale or other disposition shall not be included in the computation of Net Product Sales hereunder; provided, however, that all actual sales to third parties, whether made directly by Pharmacyclics or indirectly through an Affiliate, shall be included in the computation of Net Product Sales hereunder.

         1.23 "Phase III" shall mean that phase of clinical development of pharmaceutical products defined as "Phase III" in FDA regulations, as amended from time to time.

         1.24 "Product" shall mean a pharmaceutical product containing a Drug Substance in final dosage form for use in clinical trials or for commercial sale, which has been processed, compounded, formulated, finished, filled, labeled and/or packaged by Pharmacyclics and/or a third party.

         1.25 "Product Unit" shall mean each unit of Product sold by Pharmacyclics.





                                       4.

         1.26 "Product Unit Sales Price" shall be determined for each Product Unit and shall equal the Net Product Sales for all like Product sold during the quarter in which such Product Unit is sold divided by the number of like Product Units sold during such quarter.

         1.27    "Shared Development Costs" shall have the meaning set forth in
Section 3.1.

         1.28 "Shipment Lot" shall mean each lot of a particular Drug Substance shipped by HCC to Pharmacyclics or a third party at the request of Pharmacyclics.

         1.29    "Specifications" shall have the meaning set forth in Section
2.1.

         1.30 "Texaphyrin" shall mean a molecule which has as its core structure the structure set forth on Exhibit 1.30.


                                   ARTICLE 2.
                GENERAL DEVELOPMENT AND MANUFACTURE OBLIGATIONS

         2.1 DRUG SUBSTANCE SELECTION; DRUG SUBSTANCE APPENDICES. Each texaphyrin compound which will be subject to the process development and supply obligations hereunder will be selected by mutual agreement of the Parties from time to time for inclusion in this Agreement. Each such texaphyrin compound will be added to the terms of this Agreement pursuant to an appendix signed by both Parties (each, a "Drug Substance Appendix") and each texaphyrin compound added to this Agreement in the foregoing manner and manufactured by HCC hereunder will be deemed to be a Drug Substance. Each Drug Substance Appendix will contain written specifications for the Drug Substance covered by such appendix, as well as packaging and labeling specifications and storage requirements (collectively, the "Specifications"), the process development and manufacturing activities to be performed by HCC, including the testing programs and a development schedule for such Drug Substance, and each Applicable Foreign Jurisdiction for such Drug Substance. Each Drug Substance Appendix can be modified by mutual agreement of the Parties. In the event Pharmacyclics proposes that a country be added as a new Applicable Foreign Jurisdiction on a Drug Substance Appendix, HCC will agree to such proposal, provided that HCC may invoke Section 2.9 with respect to such country in the event that Section 2.9 is applicable to such situation. To facilitate any modification of a Drug Substance Appendix, as described above, each Party shall designate one of its employees to be the contact person in the event the other party desires to propose such a modification. As of the Effective Date, the contact person at Pharmacyclics is William C. Dow, Ph.D. and the contact person at HCC is Molly
J. Clark. In the event either Party decides to change its contact person, it shall provide written notice to the other Party giving the name of the new contact person for such Party. In the event of a conflict between any terms of this Agreement and a Drug Substance Appendix, the terms of the Drug Substance Appendix shall prevail.

         2.2 HCC DEVELOPMENT OBLIGATIONS. With respect to each Drug Substance, HCC will perform for Pharmacyclics all process development and manufacturing services set forth on the





                                       5.

corresponding Drug Substance Appendix. In particular, and without limiting the foregoing, HCC will, with respect to each Drug Substance:

         (a) on its own, or jointly with Pharmacyclics, develop the technical know-how necessary to produce such Drug Substance.

         (b) put in place all necessary equipment, personnel, facilities, supply and/or tolling agreements (subject to Section 2.8) necessary to produce sufficient quantities of each Drug Substance so as to fulfill:
         (i) all of Pharmacyclics' Phase III clinical trial requirements for such Drug Substance, as set forth on the applicable Drug Substance Appendix, and (ii) all of Pharmacyclics' commercial supply requirements for such Drug Substance, subject to the terms of this Agreement.

         (c) upon the request of Pharmacyclics, produce quantities of each Drug Substance in connection with the process development, in amounts set forth on the applicable Drug Substance Appendix, and deliver to Pharmacyclics such amount thereof.

         2.3 COMPLIANCE WITH LAW; HANDLING OF DRUG SUBSTANCE. While the Drug Substance is in its possession or under its control, HCC shall be responsible for complying with all applicable statutory and regulatory requirements of the United States and of each Governmental Entity regarding the development, manufacture, handling, storage, labeling, packaging, transportation and distribution of each Drug Substance. In carrying out its obligations under this Agreement, HCC shall comply with all applicable environmental and health and safety laws in each Applicable Foreign Jurisdiction, and, except as otherwise set forth in this Agreement, HCC shall be solely responsible for determining how to carry out these obligations. In addition to the foregoing, at all times when HCC has title to and risk of loss for any of the Drug Substances, it will take all reasonable actions necessary to avoid spills and other safety concerns to persons, and damage to property or the environment resulting from the Drug Substance or any intermediates or raw materials thereof.

         2.4 TESTING AND DOCUMENTATION. HCC shall certify in writing to Pharmacyclics' reasonable satisfaction, that each Shipment Lot of Drug Substance was produced and tested in compliance with (i) the applicable Drug Substance Appendix, including, but not limited to, the applicable Specifications and testing programs, (ii) cGMP requirements, (iii) the INDA, any amendments or modifications to the INDA mutually agreed to by the Parties or the NDA (whichever is applicable) relevant to such Drug Substance, (iv) corresponding applications, licenses, registrations, authorizations, or approvals relevant to such Drug Substance in each Applicable Foreign Jurisdiction, and (v) all other applicable regulatory documents, in accordance with procedures agreed between Pharmacyclics and HCC.

         2.5 EXISTING MEMORANDUM OF UNDERSTANDING. All process development and other activities performed, and related costs incurred, by HCC or Pharmacyclics under the MOU prior to the Effective Date of this Agreement shall be governed by the terms of the MOU. All process development and other activities performed, and related costs incurred, by HCC or Pharmacyclics on or after the Effective Date of this Agreement shall be governed by the terms





                                       6.

of this Agreement. Notwithstanding the first sentence of this Section, all intellectual property and confidential information developed under the MOU shall be governed by the terms of this Agreement as if such intellectual property and confidential information were developed during the term of this Agreement.

         2.6 FUTURE TEXAPHYRINS. As of the Effective Date, "Drug Substance" includes the Texaphyrins Lu-Tex and Gd-Tex. In the event that Pharmacyclics decides to commercialize any additional Texaphyrins, it shall provide written notice to HCC of such decision. Within thirty (30) days of receipt of such notice, HCC shall provide written notice to Pharmacyclics indicating whether HCC is interested in adding such additional Texaphyrin to this Agreement pursuant to a new Drug Substance Appendix. In the event that HCC notifies Pharmacyclics that HCC is interested in doing so (an "Interest Notice"), the Parties shall meet to negotiate, in good faith, the terms for adding such additional Texaphyrin to this Agreement pursuant to a new Drug Substance Appendix, under the procedures set forth in Section 2.1. In the event that (i) HCC notifies Pharmacyclics that it is not interested in adding such additional Texaphyrin to this Agreement or (ii) the Parties are unable to agree on the terms of a new Drug Substance Appendix for such additional Texaphyrin within one hundred twenty (120) days of Pharmacyclics' receipt of the Interest Notice, Pharmacyclics shall be free to enter into negotiations and an agreement with one or more third parties to manufacture and supply such additional Texaphyrin (a "Declined Additional Texaphyrin"), subject to Section
11.12 hereof.

         2.7 SITE OF MANUFACTURE. Each Drug Substance shall be manufactured at the site agreed to by the Parties and set forth in the corresponding Drug Substance Appendix (the "HCC Manufacture Site").

         2.8 SUBCONTRACTING. Except as set forth on a Drug Substance Appendix, under no circumstances will HCC contract out to a third party any part of the development, manufacturing or testing of (i) Drug Substance or (ii) any raw materials or Intermediates used in the manufacture of such Drug Substance, without prior written approval from Pharmacyclics, such approval not to be unreasonably withheld.

         2.9     ECONOMIC HARDSHIP.

                 (a)      In the event that [     *    ] under this Agreement,
either as a whole or with respect to any particular Drug Substance, to such an extent that such Party's continued performance of its obligations under this
Agreement with respect to one or more of the Drug Substances will [    *    ] to
such Party (an "[     *     ] "), the affected Party (the "Affected Party")
shall so notify the other Party ([    *     ]) in writing ([    *    ]).  Such
[    *    ] shall include the details of the claim of [ *    ] (the [    * ]).
In the event that the [    *    ] the [    *    ] is [ *    ] an [    *    ],
the Parties will select a mutually agreeable outside consulting firm which will
be instructed to review the [    *    ], as well as any submissions

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                                       7.

from the Unaffected Party, and to confirm or dissent from the determination of
the Affected Party that it is [    *    ] an [    *    ].  If the consulting
firm confirms the Affected Party's determination, the Parties will have the obligations set forth in Section 2.9(b) and the Parties will share equally the fees of such consulting firm. If the consulting firm dissents from the
Affected Party's determination, the Parties will not have the obligations set forth in Section 2.9(b) and the Affected Party will pay the fees of such consulting firm. For purposes of this Section 2.9(a), with respect to HCC,
[    *    ] shall be calculated based on [    *    ] which are typical for
companies which engage in the [    *    ] of [    *    ] (or the applicable
divisions of such companies).  For purposes of this Section 2.9(a), with respect
to Pharmacyclics, [    *    ] shall be calculated based on [    *    ] which are
typical for companies which engage in the [    *    ] products (or the
applicable divisions of such companies).

                 (b)      Promptly after (i) the Unaffected Party agrees that
the Affected Party is [    *    ] an [    *    ] or (ii) a determination by the
outside consulting firm pursuant to Section 2.9(a) that the Affected Party is
[    *    ] an [    *    ], the Parties shall meet and use their best efforts to
negotiate in good faith a mutually acceptable resolution of the [    *    ]
claim.


                                   ARTICLE 3.
                         RESEARCH AND DEVELOPMENT COSTS

         3.1 Cost Sharing. All process development and validation costs for each Drug Substance which are approved in advance, in writing, by
Pharmacyclics (the "Shared Development Costs") shall be [    *    ].
Pharmacyclics shall not unreasonably withhold its approval of such process development and validation costs. Any development and/or validation costs
which are not approved in advance by Pharmacyclics shall be [    *    ].

         3.2 Payment of Shared Costs. Within thirty (30) days after the end of each month, HCC will provide Pharmacyclics with a detailed accounting of the Shared Development Costs incurred by HCC during such month, along with an invoice for such costs. Such invoices will be due and payable within thirty
(30) days of receipt.

         3.3 All Other Costs. Except as set forth in Section 3.1, HCC shall bear all costs associated with the operation of the required manufacturing processes to produce each of the Drug Substances, subject to Pharmacyclics' payment obligations set forth in Article 10.

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                                       8.

                                   ARTICLE 4.
                         AGREEMENT OF PURCHASE AND SALE

         4.1 SUPPLY/PURCHASE OBLIGATIONS. During the term of this Agreement and any renewal thereof, HCC shall manufacture and provide Pharmacyclics with a guaranteed, uninterrupted supply of Pharmacyclics' entire worldwide requirements of the Drug Substances, for the purposes of Phase III clinical trials of Product and commercial sale of Product, and, subject to the applicable Drug Substance Appendix, Pharmacyclics shall purchase all of its Phase III clinical trial requirements and commercial requirements of the Drug Substances from HCC. Subject to the foregoing and except as otherwise set forth in Section 6.2, it is understood and agreed that Pharmacyclics has no specific or minimum commitment to purchase any amounts of a particular Drug Substance and that Pharmacyclics has sole discretion whether to continue to develop or commercialize each particular Drug Substance.

         4.2 THIRD PARTY MANUFACTURE. Subject to Sections 4.1 and 6.2, in the event HCC makes a good faith determination that it is or will be unable to supply all of Pharmacyclics' requirements of any Drug Substance from the HCC Manufacture Site and/or the HCC Inventory Site, based on either (i) the quarterly forecasts under Section 6.1 or (ii) one of Pharmacyclics' firm purchase orders pursuant to Section 6.3, HCC shall, within five (5) business days of making such determination, provide written notice to Pharmacyclics (the "HCC Notice") of such determination. Subject to Section 6.2, in the event HCC fails to deliver at least ninety percent (90%) of the amount ordered by Pharmacyclics in a firm purchase order pursuant to Section 6.3 by the required delivery date set forth in such firm purchase order, Pharmacyclics may, at any time after such required delivery date, provide written notice to HCC (the "Pharmacyclics Notice") of such failure to deliver. The Parties shall meet within five (5) business days after Pharmacyclics' receipt of the HCC Notice or HCC's receipt of the Pharmacyclics Notice and HCC may present one or more proposals to Pharmacyclics setting forth a plan of action to rectify such inability to supply, provided that the plan of action is consistent with the terms and conditions of this Agreement. Pharmacyclics will consider such proposal(s) in good faith and will notify HCC within five (5) business days whether any of such proposal(s) are acceptable to Pharmacyclics and, if none of the proposal(s) are acceptable to Pharmacyclics, the reasons why. In the event that Pharmacyclics determines that none of the proposal(s) are acceptable, the Parties will then meet for five (5) business days following Pharmacyclics' notice of nonacceptability to attempt, in good faith, to develop a proposal which is acceptable to Pharmacyclics. In all events, the final determination as to whether any of the proposal(s) are reasonably acceptable shall be in the sole discretion of Pharmacyclics. If one or more of the proposal(s) are acceptable to Pharmacyclics, the Parties will amend this Agreement and/or the applicable Drug Substance Appendix consistent with such proposal(s). If such acceptable proposal involves reducing the Drug Substance inventory below those levels set forth in Article 8, then Pharmacyclics agrees to waive the inventory requirement set forth in Article 8 to the extent necessary to allow HCC to supply the Pharmacyclics orders under such acceptable proposal. At such time thereafter as HCC can reasonably fulfill the inventory requirements set forth in Article 8, Pharmacyclics will no longer be required to waive such requirements. HCC shall use diligent efforts to meet such inventory requirement as soon as practicable. If none of the proposal(s) are acceptable to Pharmacyclics then, at any time following the five (5) business





                                       9.

day meeting period set forth above, Pharmacyclics shall have the right to purchase from one or more third party sources some or all of Pharmacyclics' requirements for such Drug Substance and, from such point forward, Pharmacyclics' obligations to purchase all of its requirements of such Drug Substance from HCC pursuant to Section 4.1 of this Agreement shall cease. In such event, Pharmacyclics will retain the right to order quantities of such Drug Substance for manufacture and delivery under this Agreement. In the event that Pharmacyclics elects to purchase such Drug Substance from one or more third party sources pursuant to this Section 4.2, Pharmacyclics will use commercially
reasonable efforts to [    *    ], provided, however, Pharmacyclics shall not be
required to [    *    ] which would cause Pharmacyclics to [    *    ] under
this Agreement.  In the event that such [    *    ] pursuant to which
Pharmacyclics  [    *    ] upon the [    *    ] of an [    *    ], and in the
event that [    *    ] for such [    *    ] on a going-forward basis,
Pharmacyclics will consider in good faith a request by HCC to [    *    ],
provided that  [    *     ] for any [    *    ] which Pharmacyclics may
[    *    ].


                                   ARTICLE 5.
                                      TERM

         The term of this Agreement shall commence on the Effective Date and, unless sooner terminated as provided herein, shall continue up to and including December 31, 2006. No later than twelve (12) months prior to the expiration date of this Agreement, the Parties will meet to discuss whether to extend the term of this Agreement.


                                   ARTICLE 6.
                              ORDERS AND SHIPMENTS

         6.1     FORECAST SCHEDULES.

                 (a) INITIAL LONG-TERM FORECAST SCHEDULE. Upon execution of each Drug Substance Appendix, Pharmacyclics shall deliver to HCC an initial long-term forecast of Pharmacyclics' expected requirements for the applicable Drug Substance. Such initial long-term forecast shall include quarterly forecasts through the end of the first full calendar year following the execution of the applicable Drug Substance Appendix and annual forecasts thereafter. Such initial long-term forecast shall be non-binding, except that the quarterly forecasts contained on the initial long-term forecast shall be binding within the percentage ranges set forth in Section 6.2.

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                                      10.

                 (b) UPDATED LONG-TERM FORECAST SCHEDULES. No later than October 1 of each year, Pharmacyclics shall deliver to HCC an updated long-term forecast of Pharmacyclics' expected requirements for each Drug Substance. Such long-term forecast shall include quarterly forecasts for the first full calendar year following the date of such update and annual forecasts thereafter. Such updated long-term forecasts shall be non-binding, except that the quarterly forecasts contained on the updated long-term forecast shall be binding within the percentage ranges set forth in Section 6.2.

         6.2 FORECAST VARIANCES. Except as otherwise provided in Section 6.1, all long-term forecasts under this Agreement and updates thereof shall be for the sole purpose of assisting HCC in its planning and will not constitute an obligation of Pharmacyclics to purchase the quantities of Drug Substance indicated; provided, however, (i) until the end of the second full calendar year in which a particular Drug Substance is sold for commercial use, the total quantity of such Drug Substance ordered by Pharmacyclics pursuant to purchase orders for delivery in any calendar quarter shall not exceed 200% of the quarterly forecast for such quarter or be less than 50% of such quarterly forecast without HCC's prior written consent, which consent shall not be unreasonably withheld and (ii) after the end of the second full calendar year in which a particular Drug Substance is sold for commercial use, the total quantity of such Drug Substance ordered by Pharmacyclics pursuant to purchase orders for delivery in any calendar quarter shall not exceed 150% of the quarterly forecast for such quarter or be less than 50% of such quarterly forecast without HCC's prior written consent, which consent shall not be unreasonably withheld. HCC shall use commercially reasonable efforts to supply to Pharmacyclics any requirements of any Drug Substance in excess of 200% (or 150%, after the end of the second full calendar year) of any quarter's forecast. In the event Pharmacyclics orders more than 100% of the quarterly forecast in any given quarter, then Pharmacyclics agrees to waive the inventory requirement set forth in Article 8 to the extent necessary to allow HCC to supply the Pharmacyclics orders in excess of 100% of the quarterly forecast.
At such time following such quarter as HCC can reasonably fulfill the inventory requirements set forth in Article 8, Pharmacyclics will no longer be required to waive such requirements. HCC shall use diligent efforts to meet such inventory requirement as soon as practicable.

         6.3 FIRM PURCHASE ORDERS. Pharmacyclics will place firm purchase orders, subject to Section 6.2, for each of the Drug Substances at least ninety
(90) days before each required delivery date. Both Parties agree to work together to reduce lead time for orders and deliveries.

         6.4 AUTHORIZATION TO SHIP DRUG SUBSTANCE. Copies of all documentation and test results, including batch records, a certificate of analysis appropriately signed and an HCC quality assurance release appropriately signed, as are necessary to demonstrate HCC's compliance with
Section 2.4 for each Shipment Lot, shall be provided to Pharmacyclics no later than ten (10) business days prior to the expected shipment date for such Shipment Lot from the HCC Manufacture Site or the HCC Inventory Site. No shipment of any Shipment Lot shall take place without the written approval of Pharmacyclics, such approval not to be unreasonably withheld. It is understood by the Parties that, as more fully described on the applicable Drug Substance Appendix, the testing associated with the documentation required by this
Section 6.4 will occur at the time of manufacture and, if a given Shipment Lot has been maintained in





                                      11.

inventory by HCC pursuant to Article 8, may also occur at a subsequent point in time for such Shipment Lot.

         6.5 PRODUCTION AND INVENTORY REPORTS. No later than the end of each calendar quarter, HCC shall provide Pharmacyclics with a written report of
(i) the production schedule for each Drug Substance; (ii) HCC's actual progress against such production schedule; and (iii) the amounts and locations of inventory of each Drug Substance. In addition, HCC agrees to notify Pharmacyclics as soon as is reasonably possible, but in any event no longer than five (5) days, after discovery of any event that could result in HCC's inability to meet Pharmacyclics' requested delivery dates. Such notice shall indicate the likely effect of such event on HCC's ability to meet Pharmacyclics' requested delivery dates.


                                   ARTICLE 7.
                              SHIPPING AND CLAIMS

         7.1 DELIVERY; SHIPMENT. Each of the Drug Substances supplied under this Agreement will be delivered FOB the HCC Manufacture Site for such Drug Substance or the HCC Inventory Site for such Drug Substance or such other facilities as may be mutually agreed to by the Parties. HCC shall make shipping arrangements with the appropriate carriers designated in writing by Pharmacyclics from the FOB point, under the agreements that Pharmacyclics has with those carriers. Title and risk of loss passes to Pharmacyclics when the Drug Substance is delivered to the carrier at the FOB point.

         7.2 TESTING AND ACCEPTANCE. Each Drug Substance Appendix will set forth the identification testing procedures to be conducted by Pharmacyclics or its designee upon receipt of a Shipment Lot of the applicable Drug Substance (the "Identification Testing Procedures"). Pharmacyclics will conduct, or will cause a third party to conduct, the Identification Testing Procedures for each Shipment Lot of Drug Substance, within ten (10) business days after such Shipment Lot is received. Promptly thereafter, Pharmacyclics will provide written notice to HCC indicating whether it is accepting or rejecting such Shipment Lot and, if such Shipment Lot is rejected, the basis for such rejection. Except as set forth in Section 7.3, all claims against HCC with respect to any shipment of a Drug Substance, including claims for allegedly defective goods or shortage, will be deemed waived unless made in writing and received by HCC within sixty (60) days after Pharmacyclics receipt of such Shipment Lot. Variations in invoice quantity of 1% or less will be disregarded. If these variations are consistently in one direction, HCC and Pharmacyclics will work to resolve them.

         7.3 LATENT DEFECTS. If Pharmacyclics determines following acceptance of Drug Substance from HCC that, due to an act or fault of HCC or any agent of HCC, whether or not deliberate or willful, the Drug Substance has not been manufactured and tested by HCC in accordance with (a) the applicable Drug Substance Appendix, including, but not limited to, the Specifications and any procedures set forth therein, (b) relevant sections of the INDA, NDA, or corresponding licenses, registrations, authorizations or approvals in each Applicable Foreign Jurisdiction, or (c) cGMP requirements, then HCC will promptly: (i) cure such non-performance





                                      12.

at its own expense and replace the affected Shipment Lots of Drug Substance;
(ii) fully compensate Pharmacyclics for actual, direct damages sustained as a result of the affected Shipment Lots of Drug Substance; (iii) reimburse Pharmacyclics for any additional manufacture costs incurred by Pharmacyclics or its sublicensees in turning such defective Drug Substance into Product; (iv) pay Pharmacyclics' actual costs for notification, destruction or return of the defective Drug Substance and/or Product containing such defective Drug Substance; and (v) pay any costs directly associated with the manufacture or distribution of replacement Product. In the event that HCC disputes such determination, the Parties will select a mutually agreeable outside consulting firm which will be instructed to review the applicable information and data and to confirm or dissent from Pharmacyclics' determination. If the consulting firm confirms Pharmacyclics' determination, HCC will have the obligations set forth in the first sentence of this Section and HCC will pay the fees of such consulting firm. If the consulting firm dissents from Pharmacyclics' determination, HCC will not have the obligations set forth in the first sentence of this Section with respect to the disputed Drug Substance and Pharmacyclics will pay the fees of such consulting firm.


                                   ARTICLE 8.
                             INVENTORY REQUIREMENT

         Unless Pharmacyclics has temporarily waived such requirement pursuant to Sections 4.2 and 6.2 and Article 15, at all times during the term of this Agreement and any extension thereof, HCC will maintain an inventory of each Drug Substance sufficient to supply at least one hundred percent (100%) of Pharmacyclics' estimated requirements of such Drug Substance for the next four calendar quarters, as set forth in the long-term forecast for such time period delivered by Pharmacyclics under Section 6.1. Such inventory will be maintained at more than one site (the "Inventory Sites"), with no more than sixty percent (60%) of the inventory maintained at any one site. The Inventory Sites will be specified in the applicable Drug Substance Appendix, and will be located at least one hundred (100) miles away from each other. The Drug Substances will be withdrawn from inventory on a First-In-First-Out basis, and HCC will use reasonable commercial efforts to minimize the age of the Drug Substances maintained in inventory. HCC's obligations set forth in the first sentence of this paragraph will only be in effect for each Drug Substance commencing on January 1 of the second full calendar year following the commercial launch of such Drug Substance.


                                   ARTICLE 9.
                               REGULATORY MATTERS

         9.1 REGULATORY APPROVALS. Pharmacyclics agrees to use commercially reasonable efforts (i) to file an NDA for each of the Products as soon as practicable, based on the results of clinical trials conducted by Pharmacyclics, and (ii) to secure FDA approval for each of the Products. Pharmacyclics shall provide periodic updates to HCC of (i) the progress of clinical development of any Drug Substance or Product and (ii) the fact of any INDA or NDA submissions to the FDA relating to a Drug Substance. In addition, Pharmacyclics shall keep





                                      13.

HCC informed about the current status of all communications with the FDA concerning any bulk manufacturing issues relating to any Drug Substance or Product.

         9.2 PHARMACYCLICS LICENSES, REGISTRATIONS, LISTINGS, AUTHORIZATIONS AND APPROVALS.

                 (a) PHARMACYCLICS RESPONSIBILITIES. Pharmacyclics or its designee shall be responsible for obtaining and maintaining such drug licenses, registrations, listings, authorizations and approvals as the FDA or any other applicable Governmental Entity may require to enable marketing of Product throughout the world. HCC shall take all actions necessary to assist Pharmacyclics in obtaining and maintaining all licenses, registrations, listings, authorizations and approvals of any Governmental Entities necessary for the marketing of Drug Substances or Product throughout the world. Pharmacyclics and/or its designee shall serve as the point of contact with the FDA and any other applicable Governmental Entity concerning licenses, registration, authorizations or approvals required to market the Drug Substance or Product, but may, as appropriate, request HCC's assistance with FDA and/or other applicable Governmental Entity communications.

                 (b) HCC PRODUCT APPROVAL EFFORTS. HCC shall use its best efforts to prepare and provide to Pharmacyclics, at Pharmacyclics' request, the Drug Substance chemistry, manufacture, and control ("CMC") information in a mutually agreeable form for assembly of the CMC section of any Pharmacyclics INDA or NDA for a Product incorporating the Drug Substance, or corresponding portions of any submission for a license, registration, authorization, or approval required by other applicable Governmental Entities to market the Drug Substance or Product. In the United States, CMC information shall follow the format and content set forth in FDA INDA or NDA regulations (as appropriate) at 21 C.F.R. Parts 312 and 314, and applicable FDA guidelines and policies.

         9.3 HCC LICENSES, REGISTRATIONS, AUTHORIZATIONS AND APPROVALS. Other than licenses, registrations, listings, authorizations and approvals required to market the Drug Substances or Product, HCC shall be responsible for obtaining and maintaining all other necessary licenses, registrations, authorizations, and approvals to develop, manufacture, handle, store, label, package, transport and distribute Drug Substance under cGMP conditions that may be required to enable manufacture of each Drug Substance for marketing in the Applicable Foreign Jurisdictions for such Drug Substance. HCC shall provide Pharmacyclics with copies of any correspondence sent from HCC to Governmental Entities relating to any Drug Substance at the time such correspondence is sent by HCC. HCC shall provide Pharmacyclics with copies of any comments, responses, notices or other correspondence received by HCC from any Governmental Entity relating to any Drug Substance within 48 hours of receipt of such correspondence by HCC.

         9.4 STABILITY STUDIES. Pharmacyclics will be responsible for conducting Drug Substance stability studies, including stability studies on Intermediates. Reports and data generated from such studies shall be provided to HCC upon request. For the purpose of such studies, HCC shall provide Intermediates and Drug Substance samples to Pharmacyclics at such





                                      14.

times and in such sample quantities as are reasonably requested by Pharmacyclics, provided HCC receives reasonable notice of the quantities to be requested.

         9.5     GOVERNMENT INSPECTIONS, COMPLIANCE REVIEWS AND INQUIRIES.

                 (a) Upon the request of any Governmental Entity or any third party entity authorized by a Governmental Entity, such entity shall have access to observe and inspect HCC's facilities and procedures used for the manufacture, testing or warehousing of any Drug Substance, including process development and manufacturing operations, and to audit such facilities for compliance with cGMP and/or other applicable regulatory standards. HCC shall give Pharmacyclics prompt notice of any upcoming inspections or audits by a Governmental Entity (or a third party authorized by a Governmental Entity) of the facility used for, or processes involved in, the manufacture, testing or warehousing of Drug Substance and shall provide Pharmacyclics an opportunity to observe such inspection or audit.

                 (b)      HCC also agrees to notify Pharmacyclics within two
(2) business days of any written or oral inquiries, notifications, or inspection activity by any Governmental Entity (or any third party authorized by a Governmental Entity) in regard to any Drug Substance. HCC shall provide a reasonable description to Pharmacyclics of any such governmental inquiries, notifications or inspections promptly (but in no event later than five (5) business days) after such visit or inquiry. HCC shall furnish to Pharmacyclics
(i) within two (2) business days after receipt, any report or correspondence issued by the Governmental Entity (or a third party authorized by a Governmental Entity) in connection with such visit or inquiry, including but not limited to, any FDA Form 483 (List of Inspectional Observations) or warning letter and (ii) not later than five (5) business days prior to the time it provides to a Governmental Entity, copies of any and all proposed responses or explanations relating to items set forth above (each, a "Proposed Response"), in each case purged only of trade secrets or other confidential or proprietary information of HCC that are unrelated to the obligations under this Agreement or are unrelated to the Drug Substance. HCC shall discuss with Pharmacyclics any comments provided by Pharmacyclics on the Proposed Response and the parties shall mutually agree on the final response or explanation to be provided to the Governmental Entity. After the filing of a response with the appropriate Governmental Entity, HCC will notify Pharmacyclics of any further contacts with a Governmental Entity (or a third party authorized by a Governmental Entity) relating to HCC's production of the Drug Substance.

                 (c) HCC shall notify Pharmacyclics of any other production issues or other information of which HCC becomes aware which may affect the regulatory status of a Product or the ability of HCC to supply Drug Substance in accordance with Pharmacyclics' forecasted requirements.

                 (d) HCC agrees to promptly rectify or resolve any deficiencies noted by a Governmental Entity (or a third party authorized by a Governmental Entity) in a report or correspondence issued to HCC, and which are based on HCC's performance under this Agreement.





                                      15.

         9.6 Access to HCC Facilities and Records. Pharmacyclics shall have reasonable access to HCC's facilities and procedures, at least once per calendar quarter and more frequently for good cause, for the purpose of (i) observing process development and manufacturing operations and (ii) auditing such facilities for compliance with cGMP, other applicable regulatory requirements and standards and the terms of any Drug Substance Appendices. HCC shall provide Pharmacyclics with access, on a continuing basis, to all of HCC's protocols, standard operating procedures (SOPs), equipment specifications, and manufacturing records as is necessary, relevant or useful for the development, manufacture, handling, storage, labeling, packaging, transportation, distribution, and use of Drug Substance, and other documentation or materials prepared by HCC which may be necessary, relevant or useful in obtaining or maintaining licenses, registrations, authorizations, and approvals of Product. Pharmacyclics acknowledges that it and its designee may be permitted only to review, rather than obtain copies of, certain proprietary documents of HCC which are not required for submission to a Governmental Entity with respect to regulatory applications for licenses, registrations, authorizations, or approvals of Products. Employees of Pharmacyclics who visit HCC's facilities shall at all times comply with HCC's rules and regulations. Except as otherwise set forth in this Agreement, all information disclosed to employees of Pharmacyclics who visit HCC's facilities shall be deemed to be HCC's Confidential Information, as such term is defined in Article 16.

         9.7 Records. HCC shall maintain all records necessary to evidence compliance with (i) all applicable laws, regulations and other requirements of applicable Governmental Entities relating to the manufacture of Drug Substance;
(ii) each Drug Substance Appendix; and (iii) relevant sections of the INDA or NDA (whichever is applicable) relevant to such Drug Substance, and corresponding licenses, registrations, authorizations or approvals for each Applicable Foreign Jurisdiction. HCC shall also maintain records with respect to its costs, obligations and performance under this Agreement. All such records shall be maintained for a period of not less than three (3) years from the date of expiration of each Drug Substance Batch to which said records pertain, or such longer period as may be required by law, rule or regulation. Prior to destruction of any record, HCC shall give written notice to Pharmacyclics which shall have the right to request, receive and retain such record with no further compensation to HCC.

         9.8 HCC Scale-up and Validation. For each Drug Substance, HCC shall perform and provide Pharmacyclics with quarterly reports and documentation of the progress of all activities related to scale-up of the manufacturing process to commercial size batches and validation of the scale-up process. Such activities shall be performed according to plans agreed between Pharmacyclics and HCC in advance, and may include activities such as protocol writing and review, design and execution of sampling plans, creation of standard operating procedures for each validation run, and such tests for acceptance, quality control, assurance and such other scale-up related tests and activities as may be reasonably required by Pharmacyclics, in the manner reasonably specified by Pharmacyclics.

         9.9 Quality Control Program; Additional Testing Programs. HCC shall maintain a quality control program consistent with cGMP, as required by the FDA and/or any other





                                      16.

Governmental Entity, whether United States or part of an Applicable Foreign Jurisdiction, with respect to HCC's manufacture of Drug Substances hereunder. In addition, HCC will perform such additional testing programs, and provide Pharmacyclics with documentation arising from such testing programs, as may be specified in each Drug Substance Appendix.

         9.10 RETENTION OF SAMPLES. HCC shall retain a sufficient quantity of each Drug Substance Batch to perform at least two (2) full sets of duplicate quality control tests as described in Section 9.9. Retained repository samples shall be maintained in a suitable storage facility (under conditions set forth in the applicable Drug Substance Appendix) for a period of not less than five
(5) years from the date of expiration of each Drug Substance Batch. Pharmacyclics will notify HCC of the expiration date for each Drug Substance Batch. All such samples shall be available for inspection and testing by Pharmacyclics at reasonable times and upon reasonable notice.

         9.11 SAFETY AND HANDLING INFORMATION. Each Party will provide the other Party with periodic reports of any information such Party has regarding the safe handling and processing of Drug Substance and any Intermediates.

         9.12 COMPLAINTS AND ADVERSE REACTIONS. HCC shall within twenty-four (24) hours advise Pharmacyclics of any complaints, adverse reaction reports, safety issues or toxicity issues relating to Product or Drug Substance of which it becomes aware, regardless of the origin of such information. Pharmacyclics' obligation to notify HCC promptly of such complaints shall extend only to those complaints which may have a relevance to the manufacturing activities conducted by HCC and shall not extend to complaints or adverse reactions due to inherent Product or Drug Substance characteristics or arising from the activities of third parties unrelated to HCC. HCC agrees to cooperate with Pharmacyclics and any Governmental Entity in evaluating any complaint, claim, or adverse reaction report related to the manufacture of the Product or Drug Substance. In addition to the foregoing, Pharmacyclics shall provide HCC a quarterly summary report of all Serious Adverse Experiences (as defined in 21 CFR 312.32) and Adverse Drug Experiences (as defined in 21 CFR 314.80) with respect to Product or Drug Substance suffered during such quarter.

         9.13 RECALLS. Pharmacyclics shall notify HCC promptly if any Product is the subject of a recall, market withdrawal or correction, and Pharmacyclics and/or its designee shall have sole responsibility for the handling and disposition of such recall, market withdrawal or correction. Pharmacyclics and/or its designee shall bear the costs of all recalls, market withdrawals or corrections of Product unless such recall, market withdrawal or correction shall have been solely the result of HCC's breach of any of the warranties set forth in Section 13.2 hereof, in which case HCC shall, upon substantiation and subject to Section 14.4 and 14.6, bear the cost of such recall, market withdrawal or correction. Pharmacyclics and/or its designee shall maintain records of all sales of Product and customers sufficient to adequately administer a recall, market withdrawal or correction for a period of five (5) years after termination or expiration of this Agreement.
Pharmacyclics and/or its designee shall serve as the sole point of contact with the FDA or other applicable Governmental Entity concerning any recalls, market withdrawals or corrections with respect to the Product.





                                      17.

         9.14 APPROVAL FOR MANUFACTURING CHANGES. HCC agrees that no changes will be made to any materials, specifications, equipment or methods of production or testing of any Drug Substance, without Pharmacyclics' prior written approval. Subsequent to such approval of Pharmacyclics, HCC may then make such approved changes in manufacturing procedures, so long as, in any event, (i) such changes are permitted by applicable government regulations and the terms of any licenses, registrations, authorizations, or approvals previously granted by the applicable Governmental Entity with respect to such Drug Substance and (ii) Pharmacyclics receives copies of all documentation relating to such approved changes. If the changes require the additional license, registration, authorization, or approval of any applicable Governmental Entity, HCC may not implement the changes until it receives written notice from Pharmacyclics that the Governmental Entity has authorized or approved the change. HCC shall cooperate fully with Pharmacyclics in preparing, and will provide all necessary data and information for, a submission requesting prior authorization or approval of a change in materials, specifications, equipment or methods of production or testing of the Drug Substance.

         9.15 NEW REGULATORY REQUIREMENTS. Each Party shall promptly notify the other of new regulatory requirements of which it becomes aware which are relevant to the manufacture of Drug Substance under this Agreement and which are required by the FDA, other applicable Governmental Entity, or other applicable laws or governmental regulations and shall confer with each other with respect to the best means to comply with such requirements.


                                  ARTICLE 10.
                                    PAYMENTS

         10.1 OPTIMIZING SALES OF PRODUCT. Pharmacyclics will use commercially reasonable efforts to execute a marketing strategy that optimizes sales of any approved Product, within the framework of applicable laws and regulations.

         10.2    PURCHASE PRICE.

                 (a) Within thirty (30) days after the end of each month, HCC will provide Pharmacyclics with a detailed accounting of the HCCOGS for each Shipment Lot of each Drug Substance shipped to Pharmacyclics or Pharmacyclics' designee during such month, along with an invoice for the Purchase Price for each such Shipment Lot of Drug Substance shipped. Such invoices will be due and payable within thirty (30) days of receipt by Pharmacyclics.

                 (b) The "Purchase Price" for each Shipment Lot of Drug Substance that is shipped by HCC to Pharmacyclics or Pharmacyclics' designee
shall be equal to the [   *   ] (i) [   *   ] the [   *   ] in such [   *   ]
and (ii) the  [    *   ] for such [    *    ].  A table of [    *    ] is
[  *  ], is for planning purposes only and is not binding.

                 (c) Notwithstanding Section 10.2(b), in the event that, at the end of a calendar year, Pharmacyclics has not ordered at least
[    *    ] ("Kg") of all Drug Substances for

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                                      18.

delivery during such calendar year, the Purchase Price for each Shipment Lot shipped during such calendar year shall be retroactively adjusted to be [ * ] times the number of grams of Drug Substance in such Shipment Lot. Within sixty
(60) days of the end of each calendar year, Pharmacyclics shall pay HCC the difference between any amounts due under this Section 10.2(c) for each Shipment Lot and amounts actually paid under Section 10.2(b) and Section 10.3 for such Shipment Lot prior to the end of such calendar year.

         10.3    ROYALTY ON GROSS MARGIN.

                 (a)      In addition to the payment obligations set forth in
Section 10.2, but subject to Section 10.4, Pharmacyclics shall pay a royalty to HCC on sales of all Products, as set forth in this Section 10.3. During each calendar quarter, Pharmacyclics shall accrue royalty obligations to HCC for each Product Unit sold during such quarter in an amount equal to X times Y, where

         X equals the Applicable Royalty Rate for the calendar year during which the Drug Substance contained in such Product Unit was delivered to Pharmacyclics and

         Y equals the Gross Margin for such Product Unit.

         The "Applicable Royalty Rate" shall be determined for each calendar year and shall be a function of the actual amount of Drug Substance delivered by HCC during such year (the "Annual Deliveries"), as follows:

          If Annual                                    Then the Applicable
     Deliveries (Kg) are:                                Royalty Rate is:
     --------------------                              -------------------
         [    *    ]                                        [    *    ]
         [    *    ]                                        [    *    ]
         [    *    ]                                        [    *    ]
         [    *    ]                                        [    *    ]

No royalty amounts shall be due on sales of Product Units containing Drug Substance delivered by HCC in any year in which Annual Deliveries are less than [ * ] Kg.

Within sixty (60) days of the end of each calendar quarter during the term of this Agreement, Pharmacyclics shall pay HCC the royalty amounts accrued under this Section, subject to Section 10.4. During the first three quarters of a calendar year, for purposes of calculating royalty payments for Product Units sold by Pharmacyclics which contain Drug Substance delivered by HCC during such calendar year, an estimated Applicable Royalty Rate (the "Estimated Applicable Royalty Rate") will be applied, based on the assumption that Annual Deliveries will equal the sum of the quarterly forecasts for such year, as delivered by Pharmacyclics pursuant to Section 6.1. Accordingly, the payments due hereunder for each of the first three quarters in each calendar year shall be calculated based on such Estimated Applicable Royalty Rate, to the extent such calculation is based on Drug Substance delivered during such calendar year. For

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                                      19.

the fourth quarter of each calendar year, Pharmacyclics shall pay HCC that royalty amount due for such quarter based on the Applicable Royalty Rate determined from the actual amount of Drug Substance delivered by HCC during such year (the "Actual Applicable Royalty Rate") and during any previous years. In the event that, for any calendar year, the Estimated Applicable Royalty Rate is less than the Actual Applicable Royalty Rate for such calendar year, Pharmacyclics shall, within sixty (60) days of the end of such calendar year, pay HCC the difference between the royalty amounts actually paid by Pharmacyclics for the first three quarters of such calendar year and the royalty amounts due for such quarters based on the Actual Applicable Royalty Rates. In the event that, for any calendar year, the Estimated Applicable Royalty Rate is greater than the Actual Applicable Royalty Rate for such calendar year, HCC shall, within sixty (60) days of the end of such calendar year, pay Pharmacyclics the difference between the royalty amounts actually paid by Pharmacyclics for the first three quarters of such calendar year and the royalty amounts due for such quarters based on the Actual Applicable Royalty Rates. An example of how payments would be calculated under Sections
10.2 and 10.3 is [    *    ].

                 (b) All amounts payable under Section 10.3(a) shall be based on a good faith determination by Pharmacyclics of the amounts due thereunder as of each quarterly payment date set forth in Section 10.3(a). In the event that, subsequent to such quarterly payment date, Pharmacyclics determines that it has overpaid HCC under the first sentence of this Section 10.3(b), Pharmacyclics shall offset any overpayment against royalty payments which are due to HCC for the next calendar quarter. In the event that, subsequent to such quarterly payment date, Pharmacyclics determines that it has underpaid HCC under the first sentence of this Section 10.3(b), Pharmacyclics shall pay HCC the amount of any underpayment at the time Pharmacyclics makes its royalty payment to HCC for the next calendar quarter.

         10.4    [    *    ].  Notwithstanding Section 10.3, in no event
shall (a) the royalty paid on all Products sold in any given calendar quarter, pursuant to Section 10.3, plus (b) the Purchase Price of the Drug Substance
contained in such Products, pursuant to Section 10.2, [    *    ] the [   *   ]
of [    *    ] of Drug Substance contained in all Products sold during such
quarter. For purposes of calculating the [    *    ], if the Purchase Price is
to be calculated for some quantity of Drug Substance that is less than the full Shipment Lot from which such quantity of Drug Substance was derived, the Purchase Price for such lesser quantity of Drug Substance shall be calculated by multiplying the Purchase Price for such full Shipment Lot by the ratio of the total weight (in kilograms) of such lesser quantity of Drug Substance to the total weight (in kilograms) of the full Shipment Lot.

         10.5    REPORTS.  Included with each quarterly payment under Section
10.3 shall be a Royalty Report for such quarter. The "Royalty Report" shall include an accounting of the Net Product Sales, in dollars, for each type of Product sold during the quarter covered by such payment and the Purchase Price for Drug Substance contained in such Products.

         10.6 RECORDS. Each Party shall keep accurate books and accounts of record in connection with the manufacture, use and/or sale by or for it of the Drug Substances and the Products in sufficient detail to permit accurate determination of all figures necessary for

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                                      20.

verification of HCCOGS and Net Product Sales and all compensation required to be paid hereunder. Each Party shall maintain such records for a period of three (3) years after the end of the year in which they were generated.

         10.7 AUDITS. At such Party's expense, a Party, through an independent certified public accountant reasonably acceptable to the other Party, shall have the right to access the books and records of the other Party relating to compensation due hereunder for the sole purpose of verifying such statements. Such access shall be conducted after reasonable prior written notice to the Party during ordinary business hours and shall not be more frequent than once during each calendar year. Each Party agrees to keep in strict confidence all information learned in the course of such audit, except when it is necessary to reveal such information in order to enforce its rights under this Agreement. Each Party's right to have such records examined shall survive termination or expiry of this Agreement. In the event an audit of Pharmacyclics reveals an underpayment of five percent (5%) or more of the amount actually due, Pharmacyclics shall reimburse HCC for the costs of such audit in addition to promptly remitting to HCC the amount of any underpayment. In the event an audit of HCC reveals an overpayment of five percent (5%) or more of the amount actually due, HCC shall reimburse Pharmacyclics for the costs of such audit in addition to promptly remitting to Pharmacyclics the amount of any overpayment.

         10.8 FOREIGN EXCHANGE. For the purpose of computing Net Product Sales for Products sold in a currency other than United States Dollars and for purposes of determining HCCOGS in a currency other than United States Dollars, such currency shall be converted into United States Dollars in accordance with the applicable Party's customary and usual conversion procedures, consistently applied.


                                  ARTICLE 11.
                        LICENSES, PATENTS AND TECHNOLOGY

         11.1 LICENSE GRANT BY PHARMACYCLICS. During the term of this Agreement, Pharmacyclics hereby grants to HCC an exclusive, royalty- free, worldwide license, without a right to sublicense (except as set forth below), under the Licensed Technology, for the sole purpose of manufacturing Drug Substance and Intermediates for Pharmacyclics, as provided herein. Notwithstanding anything to the contrary in this Section, the foregoing license
(i) is non-exclusive with respect to the right to manufacture Drug Substance for clinical trials and other non- commercial purposes; (ii) will become non-exclusive in the event Pharmacyclics elects to utilize a third party to supply Drug Substance pursuant to Section 4.2 or 12.1 or Article 15 for so long as Pharmacyclics utilizes such third party in such capacity; (iii) grants HCC the right to grant a sublicense to an HCC Affiliate and (iv) grants HCC the right to grant a sublicense to a third party contractor in the event Pharmacyclics accepts an HCC proposal under Section 4.2 or Article 15 which requires the use of a such third party subcontractor, for so long as HCC utilizes such third party subcontractor in such capacity. Notwithstanding any other provision of this Agreement to the contrary, this license and conditional right to sublicense shall not be assigned or transferred by HCC without the prior written consent of Pharmacyclics, except with respect to a permitted assignment pursuant to Section 17.4.





                                      21.

         11.2 OWNERSHIP OF INVENTIONS. It is anticipated that HCC will develop processes that are suitable for the commercial-scale manufacture of each Drug Substance or which are suitable for the manufacture of key precursors or intermediates for each Drug Substance. Pharmacyclics may also conduct process development work by itself or in cooperation with HCC. Subject to
Section 11.6, the ownership of any inventions including, but not limited to, those related to processes, compositions of matter, and methods of use made by either Party individually or jointly and which pertain to the subject matter of this Agreement, whether protectable by patents or a trade secret, shall be determined in accordance with United States patent laws. Thus, inventions and any patent applications filed on such inventions and any patents issued thereon shall be owned by the Party or Parties employing the inventors at the time the invention is made, unless ownership changes pursuant to Section 11.6. Each Party shall promptly notify the other Party of any invention made in the course of work performed under this Agreement, as provided in Section 11.4.

         11.3 PREPARATION OF PATENT APPLICATIONS. The Party owning the invention shall have the worldwide right to control the drafting, filing, prosecution and maintenance of patents covering the invention, including decisions about the countries in which to file patent applications. Responsibility for joint inventions shall be decided by the Parties, in good faith, on a case by case basis. Patent costs associated with the patent activities described in this Section shall be borne by the sole owner or shared equally by the parties for jointly owned inventions. Each Party shall have the right to consult with the other Party regarding patent strategy and the countries for filing of patent applications covering all inventions developed hereunder which are applicable to the production of any Drug Substance. Each Party will cooperate with the other Party in the filing and prosecution of patent applications. The cooperation will include, but not be limited to, furnishing supporting data and affidavits for the prosecution of patent applications and completing and signing forms needed for the prosecution, assignment and maintenance of patent applications.

         11.4 REVIEW OF PATENT APPLICATIONS. Each Party shall promptly provide the other Party with a copy of any formal invention disclosure document submitted to that Party's patent department and which relates to the subject matter of this Agreement. Each Party shall promptly notify the other Party of its intent to file any patent applications based on such invention disclosure documents and the identity of the inventors to be listed on the patent application. The Party preparing the patent application based on the invention disclosure document described herein shall submit periodic drafts of the patent application for review by the other Party, including those drafts which contain substantial changes from the previous draft (for example, additional examples, new processes, a new best mode, revised claim coverage). The time periods for notice to the other Party and review by the other Party hereunder shall be determined by the disclosing Party and shall be reasonable under the circumstances.

         11.5 DISCLOSURE OF CONFIDENTIAL INFORMATION. The protection of each Party's Confidential Information is described elsewhere in this Agreement. Any disclosure of information under the provisions of this Article 11 shall be treated as the disclosing Party's Confidential Information under this Agreement. It shall be the responsibility of the Party preparing the patent application to obtain the written permission of the other Party to use or





                                      22.

disclose the other Party's Confidential Information in the patent application before the application is filed and for other disclosures made during the prosecution of the patent application.

         11.6 OPTION OF THE OTHER PARTY TO PURSUE PATENT PROTECTION AT ITS EXPENSE. In the event that (i) a first Party which is the initial sole owner of an invention arising under this Agreement elects not to file for patent protection for that invention or elects not to maintain an application or an issued patent for that invention in a selected country or (ii) a first Party which is an initial joint owner of an invention arising under this Agreement elects not to share patent costs (whether relating to filing or maintenance) of a jointly owned invention in a selected country, such first Party shall provide written notice of its decision (the "Patent Protection Notice") to the second Party. Thereafter, the second Party shall have the option to assume complete ownership and control at its expense for the patent applications or patents that cover such invention in the non-elected countries (the "Second Party Option"). If the second Party does not exercise its option in writing to the first Party within sixty (60) days of the Patent Protection Notice, the first Party shall retain its ownership of the patent applications and patents which are the subject of the option. If the second Party does exercise its option within the sixty (60) days term, the first Party shall transfer to the second Party all right, title and interest in and to the invention the first Party elects not to patent or maintain in the non-elected countries, except that the first Party retains the right to practice the technology for its own use, subject to the restrictions in Section 11.8 below.

         11.7 TIME PERIODS. Each Party shall act promptly under the notice provisions of this Article so as to allow the other Party sufficient time to file patent applications for inventions which the Party initially owning the invention elects not to pursue.

         11.8    LIMITED NON-USE OF TECHNOLOGY.  HCC agrees that for the term
of this Agreement and for a period of [    *    ] from the effective date of
termination, it will not use any process, invention or other technology it has developed during any phase of this Agreement for the manufacture of any Texaphyrins or expanded porphyrins. This Section shall not be binding upon HCC if the Agreement is terminated by HCC for breach of the Agreement by Pharmacyclics.

         11.9    LICENSE UPON EXPIRATION UNDER ARTICLE 5 OR TERMINATION UNDER
SECTION 12.2. Upon the expiration of this Agreement under Article 5 or the termination of this Agreement by either party under Section 12.2, HCC shall grant Pharmacyclics a worldwide, non-exclusive license, with a right to sublicense, under the HCC Technology, to make, have made, use, sell and have sold Drug Substance. The terms of such non-exclusive license shall be negotiated in good faith by the Parties prior to the date of such expiration or termination and such license shall contain commercially reasonable compensation to HCC for the rights granted under such license.

         11.10 LICENSE UPON TERMINATION BY PHARMACYCLICS UNDER SECTION 12.1 OR 12.3. In the event that this Agreement is terminated in its entirety by Pharmacyclics under Section 12.1 or Section 12.3, HCC shall grant to Pharmacyclics a worldwide, non-exclusive license, with a right to sublicense, under the HCC Technology, to make, have made, use, sell and have sold Drug Substance. In the event that this Agreement is terminated by Pharmacyclics under Section

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                                      23.

12.1 with respect to one or more Drug Substances, HCC shall grant to Pharmacyclics a worldwide, non-exclusive license, with a right to sublicense, under the HCC Technology, to make, have made, use, sell and have sold such Drug Substances. The terms of any non-exclusive license under this Section shall be negotiated in good faith by the Parties prior to the date of such termination and such license shall contain commercially reasonable compensation to HCC for the rights granted under such license, taking into consideration the nature of the breach by HCC and the damage caused by Pharmacyclics' need to terminate the Agreement.

         11.11 LICENSE UPON PHARMACYCLICS' ELECTION TO USE THIRD PARTY SUPPLIER UNDER SECTIONS 4.2 OR 12.1 OR ARTICLE 15. In the event of an election by Pharmacyclics to manufacture Drug Substance itself or to purchase Drug Substance from one or more third party suppliers under Section 4.2 or 12.1 or
Article 5, HCC shall grant to Pharmacyclics a worldwide, non-exclusive license, with a right to sublicense, under the HCC Technology, to make, have made, use, sell and have sold Drug Substance. The terms of such non-exclusive license shall be negotiated in good faith by the Parties prior to the date of such election and such license shall contain commercially reasonable compensation to HCC for the rights granted under such license.

         11.12 LICENSE UPON PHARMACYCLICS' ELECTION TO USE THIRD PARTY SUPPLIER TO MANUFACTURE DECLINED ADDITIONAL TEXAPHYRINS. In the event of an election by Pharmacyclics, pursuant to Section 2.6, to manufacture Declined Additional Texaphyrins (as such term is defined in Section 2.6) or to purchase Declined Additional Texaphyrins from one or more third party suppliers, HCC shall grant to Pharmacyclics a worldwide, non- exclusive license, with a right to sublicense, under the HCC Technology, to make, have made, use, sell and have sold such Declined Additional Texaphyrin. The terms of such non-exclusive license shall be negotiated in good faith by the Parties prior to the date of such election and such license shall contain commercially reasonable compensation to HCC for the rights granted under such license.

         11.13 LICENSE FOR RESEARCH PURPOSES. HCC hereby grants to Pharmacyclics a worldwide, royalty-free, non-exclusive license, with a right to sublicense, under the HCC Technology, to make, have made and use Texaphyrins, porphyrins and expanded porphyrins, for research and pre-clinical development purposes only. It shall be the responsibility of Pharmacyclics to obtain written confidentiality agreements with any third party sublicensees under this Section with terms no less restrictive than those contained herein to protect HCC's Confidential Information. Pharmacyclics shall provide written notice to HCC of the names of any parties to be included under this Section and a list of the patents, trade secrets and related know-how to be disclosed to such third parties.

         11.14 LICENSE FOR PHASE I AND PHASE II CLINICAL TRIALS. In the event Pharmacyclics desires to have any Texaphyrins, porphyrins or expanded porphyrins manufactured for purposes of Phase I or Phase II clinical trials, Pharmacyclics shall provide written notice to HCC of such desire, along with specifications for the manufacture work to be performed. Within [ * ] of such notice, HCC shall provide written notice to Pharmacyclics as to whether it is interested in performing such manufacture. If HCC indicates it is interested in doing so, the
Parties will then meet to negotiate in good faith for [    *    ] to sign a
definitive agreement for such manufacture work, on commercially reasonable terms. In the event that

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                                      24.

HCC indicates it is not interested in performing such manufacture work or the Parties are unable to reach agreement pursuant to the preceding sentence, HCC hereby grants to Pharmacyclics a worldwide, royalty-free, non-exclusive license, with a right to sublicense, under the HCC Technology, to make, have made and use such Texaphyrins, porphyrins and/or expanded porphyrins, for Phase I and Phase II clinical development purposes only. It shall be the responsibility of Pharmacyclics to obtain written confidentiality agreements with any third party sublicensees under this Section with terms no less restrictive than those contained herein to protect HCC's Confidential Information. Pharmacyclics shall provide written notice to HCC of the names of any parties to be included under this Section and a list of the patents, trade secrets and related know-how to be disclosed to such third parties. For purposes of this Section 11.14, "Phase I" shall mean that phase of clinical development of pharmaceutical products defined as "Phase I" in FDA regulations, as amended from time to time, and "Phase II" shall mean that phase of clinical development of pharmaceutical products defined as "Phase II" in FDA regulations, as amended from time to time.

         11.15 NO LICENSE UPON TERMINATION BY HCC UNDER SECTION 12.1 OR 12.3. In the event that this Agreement is terminated in its entirety by HCC under
Section 12.1 or Section 12.3, Pharmacyclics shall have no right to use the HCC Technology for any purpose and HCC shall not have any obligation to grant Pharmacyclics a license under the HCC Technology.


                                  ARTICLE 12.
                                  TERMINATION

         12.1 TERMINATION FOR DEFAULT. This Agreement may be terminated (i) in its entirety by either Party in the event of the material breach or default by the other Party of the terms and conditions hereof or (ii) with respect to any Drug Substance by either Party in the event of the material breach or default by the other Party of the terms and conditions hereof with respect to such Drug Substance; provided, however, the other Party shall first give to the defaulting Party written notice of the proposed termination or cancellation of this Agreement, specifying the grounds therefor. Upon receipt of such notice, the defaulting Party shall have ninety (90) days to respond by curing such default (or thirty (30) days with respect to a failure by Pharmacyclics to pay any amounts hereunder when due) or by delivering to the other Party a certificate that such breach is not capable of being cured within such ninety
(90) days and that the breaching Party is working diligently to cure such breach, but in no event shall the time period for curing such breach exceed an additional sixty (60) days. If the breaching Party does not so respond or fails so to work diligently to cure such breach within the additional time set forth above, then the other Party may either do nothing, suspend the Agreement indefinitely, or terminate the Agreement, either in its entirety or with respect to such Drug Substances. Termination of this Agreement pursuant to this Section shall not affect any other rights or remedies which may be available to the nondefaulting Party. Notwithstanding Section 4.1, in the event of an uncured material breach by HCC with respect to a particular Drug Substance, Pharmacyclics may, in lieu of termination and upon written notice to HCC, elect to purchase some or all of its requirements for that Drug Substance from one or more third parties, subject to Article 11.





                                      25.

         12.2    TERMINATION BY EITHER PARTY; [    *    ].

                 (a) If, at any time during the term of this Agreement, no Drug Substance is either (i) being commercialized by Pharmacyclics or a Pharmacyclics licensee or (ii) undergoing development by Pharmacyclics or a Pharmacyclics licensee with the intent of commercializing such Drug Substance, then either Party may terminate this Agreement upon one (1) year's prior written notice to the other Party. Termination of the Agreement will be effective on the one (1) year anniversary of such notice if such commercialization or development does not commence during such one (1) year period. If the failure to commercialize or develop any Drug Substance is due to the prohibitively high cost to Pharmacyclics of purchasing Drug Substance from HCC, Pharmacyclics will notify HCC of this fact and the parties will work together in good faith to attempt to develop and implement a strategy to overcome such economic factors.

                 (b)      After any termination of this Agreement pursuant to
Subsection 12.2(a), if Pharmacyclics intends to [    *    ] before the earlier
of (i) [    *    ] after the date of such termination and (ii) [    *    ] ,
Pharmacyclics agrees to provide [    *    ], including the quality and estimated
quantities of the Drug Substance which Pharmacyclics intends to commercialize
(the [    *    ]), whereupon HCC shall have the [    *    ] the [    *    ], as
provided in Subsection 12.2(c) below.

                 (c)      If, after receipt of a [    *    ], HCC desires to
enter into an agreement to [    *    ], HCC shall give
Pharmacyclics written notice of such desire within thirty (30) days of the date
of such [    *    ] and the Parties shall promptly thereafter meet to negotiate
in good faith an agreement between the Parties regarding such [    *    ].  In
the event Pharmacyclics and HCC are unable to reach agreement on the terms of
[    *    ] after the date of the [    *    ], Pharmacyclics may [    *    ]
with [   *   ] to [   *   ] of the [    *    ] and in the [    *    ] set forth
in the [   *   ], provided that the [    *    ] of such [    *    ] are
[    *   ] to Pharmacyclics than were the [    *    ] described in Section
12.2(b).

         12.3 BANKRUPTCY; INSOLVENCY. Either Party may terminate this Agreement upon the occurrence of either of the following:

                 (a) The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Party in an involuntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state insolvency or other similar law and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

                 (b) The filing by such Party of a petition for relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state insolvency or other similar law.

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                                      26.

         12.4    EXPIRATION; TERMINATION; CONSEQUENCES.

                 (a)      Upon expiration or termination of this Agreement,
whichever is sooner, (but in the case of termination, only if directed by the terminating Party in the notice of termination), HCC shall manufacture and ship, and Pharmacyclics shall purchase in accordance with the provisions hereof, any and all amounts of Drug Substance ordered by Pharmacyclics hereunder prior to the date on which such notice is given. In addition, except where Pharmacyclics has terminated pursuant to Section 12.1, Pharmacyclics shall purchase any Intermediates and Drug Substances held in inventory by HCC, provided, however, in no event will Pharmacyclics be required to purchase more than one year's supply of Intermediates and Drug Substance, based on the then-current forecasts provided by Pharmacyclics pursuant to Section 6.1. The
[    *    ] for such [    *    ] shall be equal to (x) [    *    ] with respect
to the [    *    ] plus (y) the [    *    ] (i) [    *    ] times the number of
grams of Drug Substance and (ii) [    *    ] for such amount of Drug Substance.

                 (b) Upon expiration or termination of this Agreement, the obligations of the Parties under Sections 9.7, 9.10, 9.12, 9.13, 10.6, 11.6, 11.8, 11.9, 11.10, 11.11, 11.12, 11.13, 12.2 and Articles 14 and 16 hereof shall survive such expiration or termination.


                                  ARTICLE 13.
                         REPRESENTATIONS AND WARRANTIES

         13.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants to the other Party that this Agreement is legal and valid and the obligations binding upon such Party are enforceable in accordance with their terms, and that the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such Party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

         13.2 HCC WARRANTIES. HCC warrants that each Drug Substance delivered to Pharmacyclics, including any labeling and other packaging for such Drug Substance, will (a) conform to the Specifications set forth in the corresponding Drug Substance Appendix; (b) have been manufactured in accordance with all manufacturing instructions set forth in the corresponding Drug Substance Appendix; (c) have been developed, manufactured, handled, stored, labeled, packaged, transported and distributed in accordance with cGMP and all other applicable laws, regulations, and other requirements of all applicable Governmental Entities; (d) have been manufactured consistent with relevant sections of the INDA or NDA (whichever is applicable), and corresponding licenses, registrations, authorizations, or approvals for the Drug Substance and Product for each Applicable Foreign Jurisdiction; and (e) not be (i) adulterated or misbranded by HCC within the meaning of the FD&C Act, or (ii) an article that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FD&C Act. EXCEPT AS PROVIDED IN SECTIONS 13.2 and 13.3 HEREIN, THIS WARRANTY IS THE ONLY WARRANTY, EXPRESS OR IMPLIED, MADE BY HCC

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                                      27.

AS TO THE DRUG SUBSTANCE, AND ALL OTHER WARRANTIES, INCLUDING MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, ARE DISCLAIMED. In no event will HCC be liable to Pharmacyclics for any alteration, change, improper packaging or other improper treatment of a Drug Substance by Pharmacyclics or its customers nor will HCC be liable to Pharmacyclics for any damage arising solely from Pharmacyclics marketing, advertising, distribution or sale of Products containing Drug Substances which conform to the warranties set forth above.

         13.3 NO DEBARRMENT OR CONVICTIONS. HCC represents and warrants that: (a) it has not and will not use in any capacity the services of any persons debarred under 21 U.S.C. Section 335(a) or 335(b) in connection with its development or manufacture of the Drug Substance or Product; (b) neither HCC nor any HCC official or employee has been convicted of a felony under federal law for conduct relating to the development or approval, including the process for development or approval, of any drug, product, NDA, or abbreviated NDA; and (c) no HCC official or employee has been convicted of a felony under United States law for conduct otherwise relating to the regulation of any drug substance or drug product under the FD&C Act.

         13.4 PHARMACYCLICS WARRANTIES. Pharmacyclics warrants that it has the right to give HCC any information provided by Pharmacyclics hereunder and that HCC has the right to use such information for the manufacture of each of the Drug Substances for any FDA-approved use. In addition, Pharmacyclics warrants that, as of the Effective Date, and with respect to any given Drug Substance, as of the date of full execution of the relevant Drug Substance Appendix, there are no valid United States patents in force of which it is aware that would be infringed by practice of the rights granted under the licenses to HCC contained in Section 11.1 of this Agreement.


                                  ARTICLE 14.
                                   INDEMNITY

         14.1 INDEMNIFICATION BY PHARMACYCLICS. Subject to HCC's compliance with Section 14.4, Pharmacyclics agrees to indemnify, defend and hold HCC and its directors, officers, employees and agents harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorneys' fees) resulting from any third party claims or suits ("General Claims Against HCC") arising out of (a) the use, handling, distribution, marketing or sale of the Drug Substance or Product, (b) Pharmacyclics' breach of any of its warranties or representations hereunder or
(c) Pharmacyclics' negligent acts or omissions or willful misconduct. Notwithstanding the foregoing, Pharmacyclics will not be required to indemnify, defend and hold HCC or its directors, officers, employees and agents harmless from and against any General Claims Against HCC arising out of (i) HCC's breach of any of its warranties or representations hereunder; (ii) HCC's negligent acts or omissions or willful misconduct; (iii) any failure of the Drug Substance to meet the specifications set forth on the corresponding Drug Substance Appendix; (iv) any failure of HCC to develop, manufacture, handle, store, label, package, transport or distribute the Drug Substance in accordance with cGMP or any other applicable laws, regulations, or other requirements of any applicable





                                      28.

Governmental Entity; or (v) any failure of HCC to manufacture the Drug Substance consistent with the applicable sections of the INDA, any amendments or modifications to the INDA mutually agreed to by the Parties or the NDA (whichever is applicable) and any corresponding licenses, registrations, authorizations or approvals in any Applicable Foreign Jurisdiction. Notwithstanding anything in this Section 14.1, General Claims Against HCC shall not include IP Claims Against HCC (as such term is defined below).

         14.2 INDEMNIFICATION BY HCC. Subject to Pharmacyclics' compliance with Section 14.4, HCC agrees to indemnify, defend and hold Pharmacyclics and its directors, officers, employees and agents harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorneys' fees) resulting from any third party claims or suits ("General Claims Against Pharmacyclics") arising out of (a) HCC's manufacture, handling, or delivery of the Drug Substance; (b) HCC's breach of any of its warranties or representations hereunder; (c) HCC's negligent acts or omissions or willful misconduct; (d) any failure of the Drug Substance to meet the specifications set forth on the corresponding Drug Substance Appendix; (e) any failure of HCC to develop, manufacture, handle, store, label, package, transport or distribute the Drug Substance in accordance with cGMP or any other applicable laws, regulations, or other requirements of any applicable Governmental Entity; or (f) any failure of HCC to manufacture the Drug Substance consistent with the applicable sections of the INDA, any amendments or modifications to the INDA mutually agreed to by the Parties or the NDA (whichever is applicable) and any corresponding licenses, registrations, authorizations or approvals in any Applicable Foreign Jurisdiction. Notwithstanding the foregoing, HCC will not be required to indemnify, defend and hold Pharmacyclics or its directors, officers, employees and agents harmless from and against any General Claims Against Pharmacyclics arising out of (i) Pharmacyclics' breach of any of its warranties or representations hereunder or (ii) Pharmacyclics' negligent acts or omissions or willful misconduct. Notwithstanding anything in this Section 14.2, General Claims Against Pharmacyclics shall not include IP Claims Against Pharmacyclics (as such term is defined below).

         14.3    INTELLECTUAL PROPERTY CLAIMS.

                 (a) Subject to HCC's compliance with Section 14.4, Pharmacyclics agrees to indemnify, defend and hold HCC and its directors, officers, employees and agents harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorneys' fees) resulting from any third party claims or suits ("IP Claims Against HCC") arising out of any proceeding instituted by or on behalf of a third party based upon a claim that the manufacture, use or sale of the Drug Substance or the Product infringes a United States patent or any other proprietary rights, including any IP Claims Against HCC by such third party for lost profits. Notwithstanding the foregoing, Pharmacyclics will not be required to indemnify, defend and hold HCC or its directors, officers, employees and agents harmless from and against any IP Claims Against HCC arising out of the infringement of any third party intellectual property right by any manufacturing processes (i) developed by HCC, either alone or with one or more third parties (ii) developed by one or more third parties or (iii) jointly developed by Pharmacyclics and HCC, unless such claim is based solely on the use of information furnished to HCC by Pharmacyclics.





                                      29.

                 (b) Subject to Pharmacyclics' compliance with Section 14.4, HCC agrees to indemnify, defend and hold Pharmacyclics and its directors, officers, employees and agents harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorneys' fees) resulting from any third party claims or suits ("IP Claims Against Pharmacyclics") arising out of any proceeding instituted by or on behalf of a third party based upon a claim that the process used in manufacturing the Drug Substance infringes a United States patent or any other proprietary rights, including any IP Claims Against Pharmacyclics by such third party for lost profits. Notwithstanding the foregoing, HCC will not be required to indemnify, defend and hold Pharmacyclics or its directors, officers, employees and agents harmless from and against any IP Claims Against Pharmacyclics arising out of the infringement of any third party intellectual property right by any manufacturing processes developed in whole or in part by Pharmacyclics, unless such claim is based solely on the use of information furnished to Pharmacyclics by HCC.

         14.4 INDEMNIFICATION PROCEDURES. A Party (the "Indemnitee") which intends to claim indemnification under this Article 14 shall promptly notify the other Party (the "Indemnitor") in writing of any action, claim or other matter in respect of which the Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees or agents intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee shall permit, and shall cause its Affiliates, and their respective directors, officers, employees and agents to permit, the Indemnitor, at its discretion, to settle any such action, claim or other matter. The Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, such settlement does not adversely affect the Indemnitee's rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights. No such action, claim or other matter shall be settled without the prior written consent of the Indemnitor, and the Indemnitor shall not be responsible for any attorneys' fees or other costs incurred other than as provided herein. The Indemnitee, its Affiliates, and their respective directors, officers, employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or other matter covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

         14.5 SURVIVAL OF INDEMNIFICATION OBLIGATIONS. The provisions of this Article 14 shall survive the expiration or termination of this Agreement.

         14.6 DISCLAIMER OF CONSEQUENTIAL DAMAGES. In no event shall either Party be liable to the other Party for incidental, special or consequential damages, including, but not limited to, any claim for damages based upon lost profits, except as set forth in Sections 14.3(a) and 14.3(b) with respect to lost profits.





                                      30.

         14.7    INSURANCE.

                 (a) PHARMACYCLICS INSURANCE. During the period in which HCC is making any of the Drug Substances, Pharmacyclics shall at all times maintain general liability (including product liability) insurance coverage at its own expense in full force and effect. Pharmacyclics shall maintain insurance coverage comparable to coverage maintained by biotechnology companies of similar size with a responsible insurance carrier. This policy will provide that the insurer shall give HCC ten (10) days advance notice of any termination or cancellation of such coverage. HCC may request reasonable proof of the existence and maintenance of this insurance coverage at any time.

                 (b) HCC INSURANCE. During the period in which HCC is making any of the Drug Substances, HCC shall at all times maintain general liability (including product liability) insurance coverage at its own expense in full force and effect. HCC shall maintain insurance coverage comparable to coverage maintained by bulk pharmaceutical manufacturing companies of similar size with a responsible insurance carrier. This policy will provide that the insurer shall give Pharmacyclics ten (10) days advance notice of any termination or cancellation of such coverage. Pharmacyclics may request reasonable proof of the existence and maintenance of this insurance coverage at any time.


                                  ARTICLE 15.
                                 FORCE MAJEURE

         In the event of war, fire, flood, strike, labor trouble, accident, riot, act of government authority (including changes in FDA laws and regulations), lack of fuel or energy, natural disasters, or other contingencies, whether of like or different nature, beyond the control of the Parties hereto, and interfering with the production, supply, transportation, marketing, or consumption of any of the Drug Substances or Products, with the supply of raw materials used in connection therewith or with due performance of this Agreement by any Party (a "Force Majeure Event"), the Party affected thereby shall give prompt written notice to the other. The Parties shall use all reasonable efforts to avoid or overcome the causes affecting performance, and the Party whose performance is affected by such Force Majeure Event shall fulfill all outstanding obligations as soon as possible. If the supply of Drug Substance to Pharmacyclics during the period of Force Majeure can be maintained by supplying from HCC's Inventory Sites, then Pharmacyclics agrees to waive the inventory requirement set forth in Article 8 to the extent necessary to allow HCC to supply Pharmacyclics' orders for Drug Substance. At such time following the Force Majeure Event as HCC can reasonably fulfill the inventory requirements set forth in Article 8, Pharmacyclics will no longer be required to waive such requirements. HCC shall use diligent efforts to meet such inventory requirement as soon as practicable. In the event of a reduction in the quantities of any of the Drug Substances which HCC is able to supply to Pharmacyclics due to a Force Majeure Event, and which cannot be resolved by supplying Pharmacyclics' requirements from one of HCC's Inventory Sites, the Parties shall meet promptly and HCC may present one or more proposals to Pharmacyclics setting forth a plan of action to rectify such inability to supply, provided that the plan of action is consistent with the terms and





                                      31.

conditions of this Agreement. Pharmacyclics will consider such proposal(s) in good faith and will notify HCC within five (5) business days whether any of such proposal(s) are acceptable to Pharmacyclics and, if none of the proposal(s) are acceptable to Pharmacyclics, the reasons why. In the event that Pharmacyclics determines that none of the proposal(s) are acceptable, the Parties will then meet for five (5) business days following Pharmacyclics' notice of nonacceptability to attempt, in good faith, to develop a proposal which is acceptable to Pharmacyclics. The final determination as to whether any of the proposal(s) are reasonably acceptable shall be in the sole discretion of Pharmacyclics. If one or more of the proposal(s) are acceptable to Pharmacyclics, the Parties will amend this Agreement and/or the applicable Drug Substance Appendix consistent with such proposal(s). If, however, none of
the [    *    ] then, at any time following the [    *    ] set forth above,
Pharmacyclics shall have the [    *    ] and, from such point forward,
Pharmacyclics' obligations to purchase all of its requirements of such Drug Substance from HCC pursuant to Section 4.1 of this Agreement shall be suspended
until the later of (i) such time as [    *    ] that [ *    ] of [    *    ]
and (ii) the [    *    ] of all [    *    ] (as such term is defined below).
In the event that Pharmacyclics elects to purchase such Drug Substance from
[    *    ] pursuant to this Article 15, [    *    ] will use commercially
reasonable efforts to enter into [   *    ], so that [    *    ] as soon as
possible after the [    *    ] has ended.  If any such [    *    ] contains a
provision pursuant to which [   *   ] such agreement upon the [    *    ], and
if HCC notifies Pharmacyclics that it can supply all of Pharmacyclics'
requirements [    *    ] on a [    *    ], Pharmacyclics will [    *    ],
provided that (i) [    *    ] for any [   *   ] and (ii) [    *    ] is made
prior to that date on which [    *    ].  Upon the [    *    ] of all of the
[    *    ], Pharmacyclics' [    *    ] of [  *  ] of such Drug Substance from
HCC pursuant to Section 4.1 of this Agreement shall no longer be [    *    ].


                                  ARTICLE 16.
                                CONFIDENTIALITY

         16.1 CONFIDENTIALITY AND EXCEPTIONS. Except as set forth below, all information disclosed by one Party to the other Party shall be deemed to be the disclosing Party's "Confidential Information". Confidential Information shall include, but not be limited to, information relating to the structure of any Drug Substance, any know-how relating to the manufacture of any Drug Substance, the manufacturing cost and other financial arrangements made pursuant to this Agreement. In addition, Pharmacyclics' Confidential Information shall be deemed to include all information disclosed by Pharmacyclics under the MOU and all

---------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.




                                      32.

information developed by HCC and provided to Pharmacyclics under the MOU. Each Party agrees that it will take the same steps to protect the confidentiality of the other Party's Confidential Information as it takes to protect its own proprietary and confidential information, which shall in no event be less than reasonable steps. Each Party, and its employees and agents shall protect and keep confidential and shall not use, publish or otherwise disclose to any third party, except as permitted by this Agreement, or with the other Party's written consent, the other Party's Confidential Information. For the purposes of this Agreement, Confidential Information shall not include such information that:

                 (a) was already known to the receiving Party at the time of disclosure by the other Party; other than under an obligation of confidentiality; or

                 (b) was generally available to the public or was otherwise part of the public domain at the time of disclosure or became generally available to the public or otherwise part of the public domain after disclosure other than through any act or omission of the receiving party in breach of this Agreement; or

                 (c) was lawfully disclosed to the receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation not to disclose such information to others; or

                 (d) was independently developed by or for the receiving Party without the aid, application or use of Confidential Information by persons who did not access the Confidential Information; or

                 (e) was disclosed to a third party by the disclosing Party without an obligation of confidentiality.

         16.2 AUTHORIZED DISCLOSURE. Each Party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary for prosecuting or defending litigation, complying with applicable government regulations or conducting preclinical or clinical trials, provided that if a Party is required by law or regulation to make any such disclosure of the other Party's Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the other Party of such disclosure requirement and will use its reasonable efforts to secure a protective order or confidential treatment of such Confidential Information required to be disclosed. Subject to the specific conditions described elsewhere in this Agreement, with respect to the licensing of HCC Technology, Pharmacyclics may disclose HCC Confidential Information (excluding financial information) relating to the manufacture of Drug Substance to any permitted third party manufacturer of Drug Substance for the sole purpose of allowing such third party to manufacture Drug Substance.
In addition, Pharmacyclics may disclose, under a comparable binder of confidentiality, and on a need-to-know basis only and after notice to HCC, information received under this Agreement to its other partners for the development or commercialization of Products. Neither Party shall disclose Confidential Information of the other Party in any patent filings without the prior written consent of the disclosing Party.





                                      33.

         16.3 CONFIDENTIALITY AND PUBLICITY. The Parties agree that, except as may otherwise be required by applicable laws, regulations, rules, or orders, and except as may be authorized in Section 16.2, no information concerning this Agreement and the transactions contemplated herein shall be made public by either Party without the prior written consent of the other. The Parties agree that the public announcement of the execution of this Agreement shall be by one or more press releases mutually agreed to by the Parties.

         16.4 SURVIVAL OF CONFIDENTIALITY. All obligations of confidentiality and non-use imposed upon the Parties under this Agreement shall expire ten (10) years after the expiration or termination of this Agreement.


                                  ARTICLE 17.
                               GENERAL PROVISIONS

         17.1 NOTICE. All notices under this Agreement must be made in writing and mailed or delivered to the following:

                 Pharmacyclics:   Pharmacyclics, Inc.
                                  995 E. Arques Avenue
                                  Sunnyvale, California  94086-4521
                                  Attention:  Vice President, Business
                                  Development

                                  with a copy to:

                                  Director of Legal Affairs
                                  Pharmacyclics, Inc.
                                  995 E. Arques Avenue
                                  Sunnyvale, California  94086-4521

                 HCC:             Hoechst Celanese Corporation
                                  5200 77 Center Drive
                                  Charlotte, NC  28217
                                  Attention:  V.P. & General Manager, Fine
                                  Chemicals

                                  with a copy to:

                                  Vice President and General Counsel
                                  Specialty Chemicals Group
                                  5200 77 Center Drive
                                  Charlotte, NC  28217

         17.2 USE OF PURCHASE ORDERS. If either or both Parties employ purchase order or acknowledgment forms or other commercial forms in the administering of this Agreement, none of the terms and conditions printed or otherwise appearing on such forms will be applicable





                                      34.

except to the extent that they reflect quantity, destination, mode of shipment or timing of deliveries.

         17.3 PARTNERS AND SUBLICENSEES OF PHARMACYCLICS. All rights and benefits inuring to Pharmacyclics under this Agreement shall also inure to the benefit of partners and sublicensees of Pharmacyclics who have development or commercialization rights to Products.

         17.4 ASSIGNMENT. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, either Party may, without such consent, assign this Agreement (a) in connection with the transfer or sale of all or substantially all of the assets of such Party or the line of business of which this Agreement forms a part or (b) in the event of the merger or consolidation of a Party hereto with another company; and provided that any such assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of the preceding sentence shall be void. No assignment shall relieve either Party of responsibility for the performance of any obligation which accrued prior to the effective date of such assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors and permitted assigns of the Parties.

         17.5 APPLICABLE LAW. This Agreement will be interpreted in accordance with the state laws of Delaware, without regard to the conflict of laws provisions thereof.

         17.6 DISPUTE RESOLUTION. Both Parties agree that, in the event of a dispute relating to this Agreement, they are prepared to explore resolution of the dispute through negotiation or Alternative Dispute Resolution techniques before pursuing litigation. No lawsuit may be commenced unless a Party gives the other side fifteen (15) days notice of its intent to initiate litigation.

         17.7 SEVERABILITY. If any portion of this agreement is held invalid by a court of competent jurisdiction, such portion will be deemed to be of no force and effect and the agreement will be construed as if such portion had not been included herein.

         17.8 ENTIRE AGREEMENT. Subject to Section 2.5, this Agreement, together with its Exhibits and Appendices, contains the sole and entire understanding of the parties related to its subject matter and supersedes all prior or contemporaneous oral or written agreements concerning the subject matter, except with respect to those provisions of the MOU which the parties expressly stated were binding.

         17.9 MODIFICATION. This Agreement cannot be changed orally and no modification of this Agreement will be recognized or have any effect, unless the writing in which it is set forth is signed by HCC and Pharmacyclics, nor will any waiver of any of the provisions of this agreement be effective unless in writing and signed by the party to be charged therewith.

         17.10 WAIVER. The failure of either Party to enforce, at any time, or for any period of time, the provisions hereof or the failure of either Party to exercise any option herein will not





                                      35.

be construed as a waiver of such provision or option and will in no way effect that Party's right to enforce such provisions or exercise such option. No waiver of any provision hereof will be deemed a waiver of any succeeding breach of the same or any other provisions of this Agreement.

         17.11 HEADINGS. The headings herein are for the purpose of convenience of reference only and are not intended to define or limit the contents of this Agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by the respective duly authorized officers as of the date first written above.


HOECHST CELANESE CORPORATION

By:  /s/ KLAUS WARNING
   --------------------------------------
Printed Name:  Klaus Warning
             ----------------------------
Title:  Senior Vice President
      -----------------------------------



PHARMACYCLICS, INC.

By:  /s/ RICHARD A. MILLER
   --------------------------------------
Printed Name:  Richard A. Miller
             ----------------------------
Title:  President and CEO
      -----------------------------------





                                      36.

                                                                  EXHIBIT 1.18

                   University of Texas Patents and Technology


Patent/
Serial No.                                 Title

Pat.     [    *    ]                       [    *    ]

SN       [    *    ]                       [    *    ]

SN 08    [    *    ]                       [    *    ]



---------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  EXHIBIT 1.19

                                LU-TEX STRUCTURE

                                 EXHIBIT  1.19

LU-TEX (PCI-0123) NAME AND STRUCTURE




                  [graphic omitted--graphical representation of
               chemical structure of Lu-Tex (PCI-0123) molecule]







IUPAC name: Bis(acetato-O)[9,10-diethyl-20,21-bis[2-[2-(2-methoxyethoxy)
            ethoxy]ethoxy]-4,15-dimethyl-8,11-imino-6,3:16,13-dinitrilo-
            1,18-benzodiazacycloeicosine-5,14-dipropanolato-N(1), N(18), N(23),
            N(24), N(25)]lutetium hydrate

                         LU-TEX DRUG SUBSTANCE APPENDIX



EFFECTIVE/REVISION DATE: SEPTEMBER 6, 1996

TAXAPHYRIN IUPAC NAME: Bis(acetato-O)[9,10-diethyl-20,21-bis[2-[2-(2-
           methoxyethoxy)ethoxy]ethoxy]-4,15-dimethyl-8,11-imino-6,3:16,13-
           dinitrilo-1,18-benzodiazacycloeicosine-5,14-
           dipropanolato-N(1), N(18), N(23), N(24), N(25)]lutetium hydrate

SYNONYMS:  Lu-Tex, PCI-0123, FP-LP1, Lu-Tex-PEG

STRUCTURE:



                  [graphic omitted--graphical representation of
               chemical structure of Lu-Tex (PCI-0123) molecule]

                         Lu-Tex Drug Substance Appendix

Lu Tex Process Development and Manufacturing Activities:

                                                        Primary                 Targeted
Activity                                                Responsibility          Completion Date

 1.     Initial Process scale-up                        PCYC                    Complete; provided
        ("Pharmacyclics/SERES Process")                                         to HCC
 2.     Process Evaluation and Optimization             HCC                     September 1996
 3.     Analytical Methods                              PCYC                    July 1996
        Development/Validation for IPs and
        Finished Drug Substance
 4.     Analytical methods                              HCC                     September 1996
        development/validation for in-process
        assays
 5.     Lab Process Validation                          HCC                     November 1996
 6.     Prep Lab production of 2 x 1 kg (min lot        HCC                     January 1997
        size) Drug Substance
 7.     Prep Lab production of 1 x 1 kg (min lot        HCC                     December 1997
        size) Drug Substance
 8.     Prepare Development Report and Scale-Up         HCC                     Early 1998
        Reports
 9.     Prepare Impurities Report (chemistry and        PCYC                    Early 1998
        toxicology)
10.     HCC/SERES Comparative Studies and Report        PCYC                    Early 1998
11.     Prepare Regulatory Submissions                  PCYC                    Ongoing
12.     Scale-up Studies to West Plant                  HCC                     Early 1998
13.     Manufacture pre-launch batches in West          HCC                     1998
        Plant (suitable for PAI & sale)
14.     Perform all release testing and prepare         HCC                     Ongoing
        Certificates of Analysis
15.     QA release for shipment                         PCYC                    Ongoing
16.     Conduct cGMP stability monitoring on IPs        PCYC                    Ongoing
        and Drug Substance
17.     Manufacture commercial lots                     HCC                     1998-onward
18.     Review and approve all manufacturing            Joint                   Ongoing
        processes, test methods, and specifications


                         Lu-Tex Drug Substance Appendix


Drug Substance (FP-LP1) Specifications:

Release Specifications: [to be determined]

Packaging Specifications: [to be determined]

Labeling Specifications: [to be determined]

Storage Conditions: [to be determined]

Drug Substance Identification Tests: [to be determined]


Intermediate Product Specifications: [to be determined]

IP-AP6  Release
        Packaging
        Labeling
        Storage

IP-DB5  Release
        Packaging
        Labeling
        Storage

IP-TP1  Release
        Packaging
        Labeling
        Storage

IP-TP4  Release
        Packaging
        Labeling
        Storage

Process Information:

The process will be conducted as described [*]. The Intermediate products (IP's) subject to full release testing and stability monitoring are the compounds designated as IP-AP6, IP-DB5, IP-TP1, and IP-TP4.

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                         Lu-Tex Drug Substance Appendix

Lu-Tex (PCI-0123)
Commercial Manufacturing
Process

[*]

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                         Lu-Tex Drug Substance Appendix

Manufacturing Requirements:

All manufacturing is to be conducted at the [*]. The IP-AP6 process may be conducted in [*]; all other manufacturing is to be conducted in the [*] or [*].

Pharmacyclics reserves the right to initiate one or more pivotal clinical trials (Phase III trials) with Drug Substance manufactured by SERES Laboratories, Inc.; provided, however, subject to Pharmacyclics' clinical and regulatory requirements, Pharmacyclics shall make reasonable efforts to continue such clinical trials with Drug Substance manufactured hereunder.

Applicable Foreign Jurisdictions:

[*]

Governmental Entities:

The FDA and all other national, supra-national (e.g., the European Commission or the Council of the European Union), state or local regulatory agencies, departments, bureaus, commissions, councils or other governmental entities with jurisdiction in an Applicable Foreign Jurisdiction or, in the case of supra-national bodies, with jurisdiction over an Applicable Foreign Jurisdiction.

Lu-Tex Production Forecast:

Calendar Year:

[*]

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                         LU-TEX DRUG SUBSTANCE APPENDIX

                                   Long Term

     [ * ]           [ * ]
     [ * ]           [ * ]
     [ * ]           [ * ]
     [ * ]           [ * ]
     [ * ]           [ * ]
     [ * ]           [ * ]
     [ * ]           [ * ]
     [ * ]           [ * ]
     [ * ]           [ * ]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  EXHIBIT 1.30

                              TEXAPHYRIN STRUCTURE

                                  EXHIBIT 1.30

                              TEXAPHYRIN STRUCTURE


                [graphic omitted--graphical representation of
                 chemical structure of Texaphyrin molecule]

                                  EXHIBIT 1.9

                                GD-TEX STRUCTURE

                                  EXHIBIT 1.9

                      GD-TEX (PCI-0120) NAME AND STRUCTURE


                 [graphic omitted--graphical representation of
               chemical structure of Gd-Tex (PCI-0120) molecule]



IUPAC name:
Bis(acetato-O)[9,10-diethyl-20,21-bis[2-[2-(2-methoxyethoxy)ethoxy]ethoxy]-
4,15-dimethyl-8,11-imino-6,3:16,13-dinitrilo-1,18-benzodiazacycloeicosine-5,
14-dipropanolato-N(1),N(16),N(23),N(24),N(25)]gadolinium hydrate

                         GD-TEX DRUG SUBSTANCE APPENDIX


Effective/Revision Date: September 6, 1996

Texaphyrin IUPAC name:
Bis(acetato-O)[9,10-diethyl-20,21-bis[2-[2-(2-methoxyethoxy)ethoxy]ethoxy]-
4,15-dimethyl-8,11-imino-6,3:16,13-dinitrilo-1,18-benzodiazacycloeicosine-5,
14-dipropanolato-N(1),N(16),N(23),N(24),N(25)]gadolinium hydrate

Synonyms: Gd-Tex, PCI-0120, FP-GP1, Gd-Tex-PEG

Structure:

                 [graphic omitted--graphical representation of
               chemical structure of Gd-Tex (PCI-0120) molecule]

                         GD-TEX DRUG SUBSTANCE APPENDIX

Gd Tex Process Development and Manufacturing Activities:

                                                        Primary                 Targeted
Activity                                                Responsibility          Completion Date

 1.     Initial Process scale-up                        PCYC                    Complete; provided
        ("Pharmacyclics/SERES Process")                                         to HCC
 2.     Process Evaluation and Optimization             HCC                     October 1996
 3.     Analytical Methods                              PCYC                    July 1996
        Development/Validation for IPs and
        Finished Drug Substance
 4.     Analytical methods                              HCC                     October 1996
        development/validation for in-process
        assays
 5.     Lab Process Validation                          HCC                     January 1997
 6.     Prep Lab production of 2 x 1 kg (min lot        HCC                     April 1997
        size) Drug Substance
 7.     Prep Lab production of 1 x 1 kg (min lot        HCC                     December 1997
        size) Drug Substance
 8.     Prepare Development Report and Scale-Up         HCC                     Early 1998
        Reports
 9.     Prepare Impurities Report (chemistry and        PCYC                    Early 1998
        toxicology)
10.     HCC/SERES Comparative Studies and Report        PCYC                    Early 1998
11.     Prepare Regulatory Submissions                  PCYC                    Ongoing
12.     Scale-up Studies to West Plant                  HCC                     mid-1998
13.     Manufacture pre-launch batches in West          HCC                     1998
        Plant (suitable for PAI & sale)
14.     Perform all release testing and prepare         HCC                     Ongoing
        Certificates of Analysis
15.     QA release for shipment                         PCYC                    Ongoing
16.     Conduct cGMP stability monitoring on IPs        PCYC                    Ongoing
        and Drug Substance
17.     Manufacture commercial lots                     HCC                     1998-onward
18.     Review and approve all manufacturing            Joint                   Ongoing
        processes, test methods, and specifications


                         GD-TEX DRUG SUBSTANCE APPENDIX


Drug Substance (FP-P1) Specifications:

Release Specifications: [to be determined]

Packaging Specifications: [to be determined]

Labeling Specifications: [to be determined]

Storage Conditions: [to be determined]

Drug Substance Identification Tests: [to be determined]


Intermediate Product Specifications: [to be determined]

IP-AP6  Release
        Packaging
        Labeling
        Storage

IP-DB5  Release
        Packaging
        Labeling
        Storage

IP-TP1  Release
        Packaging
        Labeling
        Storage

IP-TP4  Release
        Packaging
        Labeling
        Storage

Process Information:

The process will be conducted as described [*]. The Intermediate products (IP's) subject to full release testing and stability monitoring are the compounds designated as IP-AP6, IP-DB5, IP-TP1, and IP-TP4.

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                         GD-TEX DRUG SUBSTANCE APPENDIX

Gd-Tex (PCI-0120)
Commercial Manufacturing
Process

[*]

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                         GD-TEX DRUG SUBSTANCE APPENDIX

MANUFACTURING REQUIREMENTS:

All manufacturing is to be conducted at the [*]. The IP-AP6 process may be conducted in [*]; all other manufacturing is to be conducted in the [*] or [*].

In the event the [*] Pharmacyclics reserves the right to initiate one or more pivotal clinical trials (Phase III trials) with Drug Substance manufactured by SERES Laboratories, Inc.; provided, however, subject to Pharmacyclics' clinical and regulatory requirements, Pharmacyclics shall make reasonable efforts to continue such clinical trials with Drug Substance manufactured hereunder.

APPLICABLE FOREIGN JURISDICTIONS:

[*]

GOVERNMENTAL ENTITIES:

     The FDA and all other national, supra-national (e.g., the European Commission or the Council of the European Union), state or local regulatory agencies, departments, bureaus, commissions, councils or other governmental entities with jurisdiction in an Applicable Foreign Jurisdiction or, in the case of supra-national bodies, with jurisdiction over an Applicable Foreign Jurisdiction.

GD-TEX PRODUCTION FORECAST:

Calendar Year:

[*]

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                         GD-TEX DRUG SUBSTANCE APPENDIX

        Long Term

        [    *    ]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                  EXHIBIT 10.2

                                ESTIMATED HCCOGS


         Annual Demand for                         Estimated
         Drug Substance (Kg)                       HCCOGS per Kg*
         -------------------                       --------------
         From             To
         ----             --

         [     *      ]                               [  *  ]
         [     *      ]                               [  *  ]
         [     *      ]                               [  *  ]
         [     *      ]                               [  *  ]
         [     *      ]                               [  *  ]




 * For planning purposes only. The actual HCCOGS will be calculated based on actual costs.






---------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                  EXHIBIT 10.3

              Example of Calculation of Payments on Drug Substance

Assumptions:

o        HCC [    *    ] in February of [    *    ] and sends invoice in March

o        HCC [    *    ] in May of [    *    ] and sends invoice in June

o        Pursuant to Section 6.1 of the Agreement, on [    *    ],
         Pharmacyclics had [    *    ]

o        During the [    *    ], Pharmacyclics sells Product which contains
         [    *    ] of Drug Substance.  All of this Drug Substance was
         [    *    ] as follows: (i) [    *    ] and (ii) [    *    ].
         Net Product Sales for such Product is [    *    ].

Payments to HCC:

o        In [    *    ], Pharmacyclics pays HCC [    *    ] the [    *    ].

o        In [    *    ], Pharmacyclics pays HCC [    *    ] for the
         [    *    ].

o        Within 60 days of the end of the [    *    ], Pharmacyclics pays HCC a
         royalty in the amount of [    *    ] for the [    *    ] of Drug
         Substance delivered by HCC during [    *    ] and contained in the
         Product sold by Pharmacyclics or its partner or agent during the
         [    *    ].  In this calculation, [    *    ] is the "Estimated
         Applicable Royalty Rate" and [    *    ] is the aggregate "Gross
         Margin" for all Product Units sold during the [    *    ].  The
         Estimated Applicable Royalty Rate is [    *    ] because the
         [    *    ].

         Notes: In no event would the total quarterly payments to HCC under the
         three preceding bullet points for Product sold during the [    *    ]
         exceed [    *    ] in the aggregate, due to the [    *    ] of the
         Agreement [    *    ].  Payments made under the last bullet point are
         subject to the reconciliation provisions set forth in the last paragraph of Section 10.3(a).


---------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.